As filed with the Securities and Exchange Commission on March 20, 2020.

File No. 000-56145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

VICAPSYS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	91-1930691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1735 Buford Hwy, Ste 215-113 Cumming, GA	30041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code : (972) 891-8033

Copy to:

Laura Anthony, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Ste, 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

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EXPLANATORY NOTE

Vicapsys Life Sciences, Inc., a Florida corporation, is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “VLS” refer to Vicapsys Life Sciences, Inc. and its wholly-owned subsidiary, ViCapsys, Inc., a Florida corporation (“VI” or “Vicapsys”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward- looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this document, including those set forth below:

●	our lack of an operating history;
●	the net losses that we expect to incur as we develop our business;
●	obtaining FDA or other regulatory approvals or clearances for our technology;
●	implementing and achieving successful outcomes for clinical trials of our products;
●	convincing physicians, hospitals and patients of the benefits of our technology and to convert from current technology;
●	the ability of users of our products (when and as developed) to obtain third-party reimbursement;
●	any failure to comply with rigorous FDA and other government regulations; and
●	securing, maintaining and defending patent or other intellectual property protections for our technology.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this document. The matters summarized below and elsewhere in this document could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this document, whether as a result of new information, future events or otherwise.

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MARKET DATA

Certain market and industry data included in this document is derived from information provided by third-party market research firms, or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this document involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed below and set forth in the “Risk Factors” section of this document. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this document. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

IMPLICATION OF BEING EMERGING GROWTH COMPANY

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1.07 billion in annual gross revenue and did not have such amount as of December 31, 2019, our last fiscal year. We would lose our status as an emerging growth company on (i) the last day of our fiscal year during which our annual gross revenue exceeds $1.07 billion or (ii) the date on which we issue more than $1 billion in non-convertible debt during the previous rolling three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

●	Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

●	Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

Also, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

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ITEM 1. BUSINESS.

Corporate History

The Company was incorporated in the State of Florida on July 8, 1997 under the name “All Product Distribution Corp.” Thereafter, the Company effected the following corporate actions:

●	On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc.
●	On March 25, 1999, the Company effectuated a 1-for-4 reverse stock split of its outstanding common stock.
●	On November 13, 2007, the Company changed its name to SGGI, Inc.
●	On January 30, 2008, the Company effectuated a 1-for-35 reverse stock split of its outstanding common stock.
●	On September 13, 2017, the Company amended and restated its articles of incorporation and changed its name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of its outstanding common stock, increased the Company’s authorized capital stock to 300 million (300,000,000) shares of common stock, par value $0.001 per share, and 20 million (20,000,000) shares of “blank check” preferred stock, par value $0.001 per share.
●	On December 17, 2017, the Company filed a Certificate of Designation establishing the Series A Convertible Preferred Stock consisting of 3,000,000 shares (“Series A Certificate of Designation”) and a Certificate of Designation establishing the Series B Convertible Preferred Stock consisting of 4,440,000 shares (the “Series B Certificate of Designation”).
●	On December 27, 2017, the Company filed Articles of Correction with the Florida Secretary of State therein changing the Series A Conversion Price from $1.25 to $1.6667 and Series A Conversion Rate from $2.50 to $0.8333 in the Series A Certificate of Designation and the Series B Conversion Price and Series B Conversion Rate from $1.25 to $0.8333 in the Series B Certificate of Designation.
●	On December 22, 2017, pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Michael W. Yurkowsky, ViCapsys, Inc., a Florida corporation (“ViCapsys” or “VI”), and the VI shareholders, VI became a wholly-owned subsidiary of the Company (See “Share Exchange” below).
●	On May 21, 2019, we consummated the transactions contemplated by that certain Investment and Restructuring Agreement, pursuant to which we had a change in management and our board of directors, sold 3,980,000 shares of common stock for $0.25 per share and three-year warrants to purchase an aggregate of 3,980,000 shares of common stock for $0.50 per share and divested certain assets and liabilities. See “Investment and Restructuring Agreement” below.

Business Overview

Vicapsys Life Sciences, Inc. (“VLS” or the “Company”) serves as the holding company for ViCapsys, Inc., a Florida corporation incorporated on April 19, 2013 (“ViCapsys” or “VI”), which became a wholly-owned subsidiary of the Company on December 22, 2017 pursuant to the Share Exchange Agreement. Other than its interests in ViCapsys, VLS does not have any material assets or operations.

The Company strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated product candidates that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s line of proprietary product candidates that is applied to transplantation therapies and related stem-cell applications in the transplantation field. The lead product candidate embodiment in transplantation therapy to treat Type 1 diabetes (T1D) is an encapsulated human islet cell cluster that is intended to restore normal glucose control when implanted into the peritoneal cavity of a patient. During the research and development process in transplantation, the Company and its related academic researchers had a novel and unexpected finding. The transplanted islet clusters were absolutely free of any signs of fibrotic encapsulation. This anti-fibrotic effect was reconfirmed in additional research studies and the Company has now moved into the development of another product candidate line based on CXCL12 with the trade name of VYBRIN™. The clinical applications of VYBRIN™ are being explored in several areas including (1) prevention of post-surgical adhesions in abdominal surgery, (2) coating of implantable medical devices and other implants to eliminate fibrosis and (3) wound healing with a focus on diabetic ulcers.

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MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”), pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes (the “License Field”), on a worldwide basis (the “License Territory”): (i) an exclusive, royalty-bearing license under its rights in its Patent Cooperation Treaty (PCT) patent application serial number PCT/US00/09678, filed on March 7, 2000, including any division, continuation (but not continuation in part) U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Patent Rights”), to make, use, sell, lease, import and transfer any article, device or composition, the manufacture, use, or sale of which, in whole or in part (the “Products”), employs, is based upon or is derived from research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights which is created by Dr. Poznansky and owned by MGH and is not confidential information of or otherwise obligated to any third party and which Dr. Poznansky knows as of the date of the License Agreement and reasonably believes is necessary in order for Company to utilize the licenses granted thereunder (the “Technical Information”); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory royalty-bearing license to the Company’s xenotransplantation (animal-to-human transplants) patent rights to the issued U.S. Patent/s numbered 6,153,428; 6,413,769; 7,547,522 and 7,547,816 and/or the equivalent of such application including any division, continuation (but not including continuation-in-part), U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Xenotransplantation Patent Rights”), and to make, have made, use, have used, biological material that incorporates, is derived from, is related to, or is a modified form of the Xenotransplantation Patent Rights for only the purpose of creating Products, the transfer of Products and to use, have used and transfer processes that employs or is derived from Technical Information; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use Technological Information disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

As amended by the Seventh Amendment to the License Agreement on December 22, 2017, the License Agreement requires that ViCapsys satisfy the following requirements prior to the first sale of Products (“MGH License Milestones”), by certain dates which have passed. The table below lists the MGH Milestones and the Company’s progress in satisfying or negotiating the extension of each milestone:

MILESTONE:		STATUS:
(i)	Provide a detailed business and development plan.	The Company has provided MGH with a completed Corporate pitch deck which outlines the Company’s business and development plans has been provided to MGH.
(ii)	Raise $2 million in a financing round.	The Company has raised $1 million and is currently in the process of raising the second $1 million. The Company and MGH are currently negotiating extending this milestone.
(iii)	Initiate and finance research regarding the role of CXCL12 in minimizing fibrosis formation.	Milestone completed.
(iv)	Initiate and finance research regarding the role of CXCL12 in beta cell function and differentiation.	Dr. Poznansky’s lab was focusing on this as part of the academic project. The Company therefore made the strategic decision to fund another aspect of CXCL12 biology which focuses on the role of CXCL12 in wound healing. For the time being, the Company is excused from meeting this milestone as it has provided an alternative milestone as well as a justification for not pursuing this particular milestone.

The Company and MGH have agreed to work together to restate the license agreement, incorporating all the relevant provisions from the seven amendments and agreeing on a new set of milestones for future development.

The License Agreement also requires ViCapsys to pay to MGH a one percent (1%) royalty rate on net sales related to the first license sub-field, which is the treatment of Type 1 Diabetes. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement). The License Agreement additionally requires ViCapsys to pay to MGH a $1 million ($1,000,000) “success payment” within 60 days after the first achievement of total Net Sales of Product or Process equal or exceed $100 million ($100,000,000) in any calendar year and $4 million ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or process equal or exceed $250 million ($250,000,000) in any calendar year. ViCapsys is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

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The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, and (ii) one (1) year after the last sale for which a royalty is due under the License Agreement.

The License Agreement also grants MGH the right to terminate the License Agreement if ViCapsys fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to ViCapsys if ViCapsys: (i) shall make an assignment for the benefit of creditors; or (ii) shall have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days of filing.

ViCapsys may terminate the License Agreement prior to its expiration by giving ninety (90) days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

The License Agreement, as amended, requires that MGH maintain a twenty percent (20%) equity position on a fully-diluted basis until certain financial requirements are met as disclosed in the agreement. Accordingly, as of September 30, 2019, and December 31, 2018, the Company recorded 582,880 shares of common stock to be issued. The estimated value of these shares was determined to be $646,328 of which $310,964 was capitalized as intangible asset costs as of December 31, 2018. The remaining $101,364 was recorded as amortization expense during the year ended December 31, 2018 as if the additional contingent consideration provided under the License Agreement had been recorded from the inception on the License Agreement. The 582,880 shares to be issued in the aggregate as of September 30, 2019 and December 31, 2018, satisfy the twenty percent requirement and no additional shares are needed to be issued. The 582,880 shares of common stock were issued in December 2019.

As of the date of this registration statement, there have not been any sales of product or process under this License Agreement.

Share Exchange

On December 22, 2017, pursuant to the Share Exchange Agreement, the shareholders of ViCapsys and VLS consummated a share exchange (the “Share Exchange”), pursuant to which:

●	each issued and outstanding share of ViCapsys common stock was exchanged for one and one-half (1-1/2) shares of common stock of the Company;
●	each issued and outstanding share of ViCapsys Series A Preferred Stock was exchanged for one and one-half (1-1/2) shares of Series A Convertible Preferred Stock of the Company;
●	each issued and outstanding share of ViCapsys Series B Preferred Stock was exchanged for one and one-half (1-1/2) shares of Series B Convertible Preferred Stock of the Company;
●	each option to purchase shares of ViCapsys common stock, whether or not then vested or exercisable (a “ViCapsys Option”), was converted into an option to acquire a number of shares of common stock of the Company equal to the number of shares of ViCapsys common stock subject to such ViCapsys Option, multiplied by 1.5, with an exercise price per share equal to the exercise price per share of the ViCapsys Option, divided by 1.5; and
●	each warrant to purchase or receive shares of ViCapsys common stock, whether or not then vested or exercisable (a “ViCapsys Warrant”), was converted into a warrant to acquire a number of shares of VLS common stock equal to the number of shares of ViCapsys common stock subject to such ViCapsys Warrant, multiplied by 1.5, with an exercise price per share equal to the exercise price per share of the ViCapsys Warrant, if any, divided by 1.5.

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As a result of the Share Exchange Agreement, ViCapsys became a wholly-owned subsidiary of the Company and the prior shareholders of ViCapsys received, in the aggregate, approximately 87.45% on a fully diluted basis of the issued and outstanding shares of the Company after the closing of the Exchange Agreement.

As a result of the Share Exchange Agreement, for financial statement reporting purposes, the Share Exchange Agreement between the Company and ViCapsys has been treated as a reverse acquisition and recapitalization with ViCapsys being deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB ASC Section 805-10-55. Therefore, the consolidated financial statements are those of ViCapsys (the accounting acquirer) prior to the Share Exchange Agreement and reflect the consolidated operations of the Company (the accounting acquiree) from the date of the Share Exchange Agreement. Prior to the Share Exchange Agreement, the Company had no operations. The equity of the consolidated entity is the historical equity of ViCapsys retroactively restated to reflect the number of shares issued by the Company in the reverse acquisition.

Otsuka Master Services Agreement

On October 25, 2018, the Company entered to that certain Master Services Agreement, dated October 25, 2018 (the “MSA”), with Otsuka Pharmaceutical Factory, Inc. (“Otsuka”) providing the framework for the Athens Facility (as defined below) to be a contract manufacturer for Otsuka. Pursuant to the MSA, the Company and Otsuka entered into a Work Order, dated October 30, 2018 (the “First Work Order”), and pursuant to which the Company agreed to perform certain services for Otsuka and in consideration for which Otsuka paid the Company the sum of $742,586 (the “First Otsuka Payment”). As discussed below, the Company assigned the MSA and First Work Order to Athens Encapsulation Inc. under the Investment and Restructuring Agreement on May 21, 2019. See “Investment and Restructuring Agreement” below.

Lease Agreements

On March 1, 2014, the Company entered into a rental agreement with the Board of Regents of the University System of Georgia (“UGA”). As of July 1, 2016, the Company rented laboratory and office space consisting of approximately 1,413 square feet for a monthly rent of $2,590 per month located in Athens, Georgia (the “Athens Facility”). Effective August 1, 2017, the Company rented approximately 2,771 square feet and the rent was increased to $5,542 per month and expiring July 1, 2019. The lease was assigned to AEI in May 2019 pursuant to the Investment and Restructuring Agreement.

On June 3, 2017, the Company entered into an Equipment Lease Agreement (the “Lease Agreement”) for medical equipment with a cost of $76,600 (the equipment cost). Pursuant to the Lease Agreement, the Company paid a deposit of $32,705 and agreed to twenty-four (24) monthly payments (the term) of $1,756. The Company can acquire the equipment either a) after the first 6 monthly payments for the equipment cost minus the sum of the deposit and 70% of the monthly payments, or b) by paying seven (7) additional monthly payments at the end of the term.

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Investment and Restructuring Agreement

On May 21, 2019, pursuant to that certain Investment and Restructuring Agreement, dated April 11, 2019 (the “IAR Agreement”), by and among the Company; ViCapsys; YPH, LLC, a Texas limited liability company (“YPH”); Stephen McCormack, the then Chief Executive Officer and a director of the Company; Steven Gorlin, then a director of the Company; Charles Farrahar, the then Chief Financial Officer of the Company; Athens Encapsulation Inc., a George corporation (“AEI”); and additional investors (the “Additional Investors”) pursuant to which:

●	Stephen McCormack and Steven Gorlin each resigned from the Board of Directors of the Company and from all positions as officers or employees of the Company and ViCapsys.

●	Michael Yurkowsky and Frances Toneguzzo were appointed to the Board of Directors to replace Mr. McCormack and Mr. Gorlin. Federico Pier was appointed as the Executive Chairman of the Board of Directors of the Company. Michael Yurkowsky and Frances Toneguzzo were appointed the Board of Directors of the Company. Ms. Toneguzzo was appointed as the Chief Executive Officer of the Company.

●	YPH and the Additional Investors (together, the “Investors”) purchased an aggregate of 3,980,000 shares of common stock of the Company at a purchase price of $0.25 per share and warrants to purchase the same amount of common stock exercisable from the date of their respective investment dates (ranging from July 14, 2019 to September 9, 2019) (the “Investment Date”) until the third anniversary of the Investment Date for $0.50 per share. The Company received $971,500 net proceeds from the sale of the common stock and warrants.

●	The Company assigned all of the Company’s right, title and interest in the Master Service Agreement (the “MSA”) and related work orders with its customer, Otsuka, to AEI.

●	ViCapsys assigned its lease to the Athens, Georgia Laboratory and office (the “Athens Facility”) to AEI.

●	The Company contributed to AEI all physical assets located at the Athens Facility. These contributed assets did not include intellectual property related to the use of CXCL12, and the AEI Parties agreed that neither they nor any affiliated party will use CXCL12 or any analogues in any of its activities. The Company retained the right to use any of the “encapsulation technology” utilized or developed at the Athens Facility before the IAR Agreement was executed.

●	AEI assumed certain liabilities of the Company, including, but not limited to: $189,922 owed by the Company to Aperisys, Inc.; an aggregate of $353,092 in advances made by Steve Gorlin, Charles Farrahar and Stephen McCormack to the Company; an aggregate of $395,833 in accrued salaries owed by the Company to Stephen McCormack and Charles Farrahar; and an aggregate of $150,395 in trade payables attributable to the Athens Facility.

●	AEI issued an aggregate of 1,600 shares of AEI common stock (the “AEI Common Stock”) to the officer and employees of AEI (the “AEI Shareholders”), representing 80% of the outstanding capital stock of AEI. The AEI Shareholders are Steve Gorlin, Stephen McCormack, and Charles Farrahar, current shareholders of the Company who beneficially own 11.9%, 3.3% and 2.6%, respectively, of the Company’s common stock and two of whom were former Directors of the Company.

●	AEI issued 400 shares of preferred stock (the “AEI Preferred Stock”), to the Company. Once AEI pays the assumed liabilities noted above, the Certificate of Designation for the AEI Preferred Stock entitles the holder to receive all distributions made by AEI on any of its equity securities up to a total of $4,000,000 (the “AEI Preferred Payment”). Following the full payment of the AEI Preferred Payment, the AEI Preferred Stock shall automatically be converted into a number of shares of AEI Common Stock such that it is equal to 20% of all issued and outstanding AEI Common Stock at such time.

●	Mr. McCormack and the Company amended Mr. McCormack’s original option agreement dated March 20, 2017, to (i) reduce the number of Mr. McCormack’s option shares from 1,440,000 to 600,000; and (ii) extend the exercise period of Mr. McCormack’s options from three (3) months to three (3) years following the Closing Date.

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The primary purpose of the IAR Agreement was to raise capital in order to continue to pursue, with appropriate governmental approvals, clinical trials and commercial development of the technology. The Company accounted for this transaction as a discontinued operation in the unaudited condensed consolidated financial statements for the nine months ended September 30, 2019 and 2018.

Competition

We are engaged in rapidly evolving industries. Competition from other pharmaceutical companies and from other research and academic institutions is intense and expected to increase. Many of these companies have substantially greater financial and other resources and development capabilities than we do, have substantially greater experience in undertaking pre-clinical and clinical testing of products, and are commonly regarded in the pharmaceutical industries as very aggressive competitors. In addition to competing with universities and other research institutions in the development of products, technologies and processes, we compete with other companies in acquiring rights to products or technologies from universities. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, that we can convince physicians, hospitals and patients of the benefits of our technology, or that our competitors will not succeed in developing products and technologies that are more effective than those being developed by us and that would therefore render our products and technologies less competitive or even obsolete.

Several companies are developing therapies to treat Type 1 diabetes. The companies listed below are select competitors that are specifically developing competitively or potentially competitive transplant technologies for treatment of Type 1 Diabetes.

●	ViaCyte Inc. develops human embryonic stem cells that differentiate into pancreatic progenitor cells. We believe they are one of our most significant and advanced competitors, as they announced on August 1, 2017 that the first patients have been implanted with the PEC-Direct™ product candidate, an islet cell replacement therapy in development as a functional cure for patients with type 1 diabetes who are at high risk for acute life-threatening complications. Viacyte has established a collaboration with W.L. Gore & Associates, the makers of Goretex to created devices for implantation and protection of transplanted islets. Viacyte is currently recruiting for a Phase 1/II clinical trial (NCT03163511).

●	Sernova Corp. is a microcap company trading on the Toronto, Canada exchange that has developed a macro-cell pouch system for encapsulating cadaveric (allo-) islets that is currently in a Phase 1/II clinical trial. In July 2019, Sernova reported interim analysis demonstrating the cell pouch transplanted with islet cells showed initial safety as well as key efficacy measures.

●	Beta O2 Technologies Ltd. (Rosh-Haayin, Israel). A biomedical company developing an implantable device, the BetaAir, to encapsulate islet cells for the treatment of type 1 diabetes. They are in the process of changing from a device that requires external infusion of oxygen into their encapsulation device containing islet cells. Last public information was in 2015. Status of company unclear.

●	DefyMed (Strasbourg, France): Defymed was founded in 2011 to develop implantable bio-artificial medical devices for diverse therapeutic applications, with a first focus on type 1 diabetes. The diabetes product, named MAILPAN® (Macro- encapsulation of PANcreatic Islets), is a result of work done by the Centre European d’etude du Diabete (CeeD), STATICE and the Centre de Transfert de Technologies du Mans (CTTM). The Mailpan system which is still in preclinical development uses non-biodegradable, biocompatible membranes for selective diffusion of insulin and glucose while protecting implanted stem-cell derived beta cells.

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●	Sigilon Therapeutics is a discovery-based platform combines cell engineering and its proprietary Afibromer™ technology, a new class of implantable biomaterials that do not trigger fibrosis. The company will develop products that emerge from its discovery platform to treat serious hematologic, enzyme deficiency and endocrine disorders –including T1D. They partnered with Lilly on the T1D indication in April 2018 but no recent information is available on the status of the partnership.

●	Novo Nordisk has a stem cell line that differentiates into beta cells and one of the largest diabetes franchises in the world. In collaboration with Cornell researchers they have developed a hydrogel-based nanofiber encapsulation device with macroscopic dimensions. Currently appear to be in pre-clinical development.

●	Sanofi and Evotec formed a partnership to jointly develop a beta cell replacement therapy for the treatment of diabetes in a deal that could reach more than 300 million Euros in potential milestone payments. Evotec achieved a milestone in 2018 for a manufacturing process for generation of iPSC-derived beta cells including scale-up. Collaboration is still in the pre-clinical phase.

●	Semma is a company focused on development of unique human iPSC cells lines and processes for differentiation into beta cell clusters. Semma also has developed an encapsulation device based on a polycaprolactone substrate. In December of 2019, Semma was acquired by Vertex Inc. for approximately $900 million. Development is still in the preclinical stage although clinical trials are anticipated to begin in the 2020.

Several companies have developed and are continuing to develop products and treatments to treat scar formation and/or internal adhesions resulting from the fibrosis process, which may compete with the products and treatments that we develop.

The following selected companies are developing products to treat scar formation and/or internal adhesions:

●	Baxter Healthcare has been marketing Adept®, a liquid solution for adhesion reduction, for gynecologic laparoscopic adhesiolysis indications since 2006.. Baxter’s Adept solution has been extensively studied and its ability to prevent adhesions is controversial. Baxter Healthcare also markets COSEAL®, a synthetic hydrogel used in patients undergoing cardiac or abdomino-pelvic surgery to prevent or reduce the incidence, severity and extent of postsurgical adhesion formation. In February 2020, Baxter acquired the Sanofi franchise for Seprafilm Adhesion Barrier, a mechanical bioresorbable adhesion barrier that is indicated for the reduction in the incidence, extent, and severity of postoperative adhesions in patients undergoing abdominal or pelvic laparotomy. While Seprafilm is regarded as an effective barrier, challenges with respect to placement remain and limit its widespread use.

●	Gynecare Worldwide, a division of Ethicon, Inc., a Johnson & Johnson company, markets Interceed®, a sheet adhesion barrier similar in intended use to Seprafilm but is indicated only for selected open gynecological indications.

●	FzioMed, Inc. has received CE Mark approval in the European Union for Oxiplex®/AP Gel, an adhesion barrier for abdominal/pelvic surgery, and is conducting a clinical trial in the U.S., which is anticipated to be completed by December 2020. Fziomed has announced a global distribution agreement with Ethicon for distribution of Oxiplex/AP Gel.

●	Covidien introduced SprayShield®, an adhesion barrier used in abdominopelvic procedures, that is approved for sale in Europe. In 2013, Covidien sold the SprayShield product line to Integra Life Sciences.

●	MAST Biosurgery AG has developed SurgiWrap™, a bioresorbable film product that is CE marked with an indication for abdominal and pelvic adhesion prevention and holds an FDA clearance as a surgical mesh in the U.S.

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Research and Development

The Company is primarily engaged in preclinical testing of CXCL12 and delivery systems associated with the treatment of Type 1 diabetes. Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2018, and 2017, the Company recorded $98,752 and $233,023 of research and development expenses, respectively. During the nine months ended September 30, 2019 and 2018, the Company incurred $98,984 and $98,752 of research and development expenses, respectively.

Intellectual Property

We strive to protect and enhance the proprietary technology, inventions and improvements that we believe are commercially important to our business by seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties existing and planned therapeutic programs. We also rely on trade secret protection and confidentiality agreements to protect our proprietary technologies and know-how to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, as well as continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of cellular therapies.

We will additionally rely on trademark protection, copyright protection and regulatory protection available via orphan drug designations, data exclusivity, market exclusivity, and patent term extensions. Our success will depend significantly on our ability to defend and enforce our intellectual property rights and our ability to operate without infringing any valid and enforceable patents and proprietary rights of third parties.

Patents and Copyrights

We do not currently own any patents or copyrights. Pursuant to our License Agreement with MGH, MGH granted us, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in Patent Rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer Products and Processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty- bearing license to Materials (as defined in the License Agreement) and to make, have made, use, have used, Materials for only the purpose of creating Products, the transfer of Products and to use, have used and transfer Processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use Technological Information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement.

Pursuant to the IAR Agreement, we retained the right to use any and all know-how relating to “encapsulation technology” then utilized at the Athens Facility in order to develop and/or manufacture any products covered by patents or patent applications owned or controlled by VI and know-how related thereto, including know-how regarding the use of CXCL12 and all intellectual property rights related thereto.

Trademarks

The table below sets forth information about our two trademarks:

Trademark:	Serial No:	Status:	Owner:	Issue Date:	Filing Date:	Published for Opposition:	Goods and Services:
VICAPSYN	87608595	731 - Second Extension - Granted	Vicapsys, Inc.	4/10/2019	9/14/2017	2/23/2018	Cells for medical or clinical use, namely, implantable and insulin producing pancreatic cells
VYBRIN	87657573	First Extension - Granted 7/15/2019	Vicapsys, Inc.		10/24/2017	7/31/2018	Pharmaceutical preparations, namely, liquid compositions for application to human tissue for reducing fibrosis, scarring and keloid formation for use by medical professionals, namely, surgeons

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Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products, including biological products. Some jurisdictions outside of the United States also regulate the pricing of such products. The processes for obtaining marketing approvals in the United States and in other countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

Licensure and Regulation of Biologics in the United States

In the United States, our product candidates are regulated as biological products, or biologics, under the Public Health Service Act or PHSA, and the Federal Food, Drug, and Cosmetic Act, or FDCA, and their implementing regulations. The failure to comply with the applicable U.S. requirements at any time during the product development process, including nonclinical testing, clinical testing, the approval process or post-approval process, may subject an applicant to delays in the conduct of a study, regulatory review and approval, and/or administrative or judicial sanctions. These sanctions may include, but are not limited to, the FDA’s refusal to allow an applicant to proceed with clinical testing, refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, untitled or warning letters, adverse publicity, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil or criminal investigations and penalties brought by the FDA or the Department of Justice, or DOJ, or other governmental entities. An applicant seeking approval to market and distribute a new biologic in the United States generally must satisfactorily complete each of the following steps:

●	preclinical laboratory tests, animal studies and formulation studies all performed in accordance with the FDA’s Good Laboratory Practice, or GLP, regulations;
●	submission to the FDA of an Investigational New Drug, or IND, application for human clinical testing, which must become effective before human clinical trials may begin;
●	approval by an independent institutional review board, or IRB, representing each clinical site before each clinical trial may be initiated, or by a central IRB if appropriate;
●	performance of adequate and well-controlled human clinical trials to establish the safety, potency, and purity of the product candidate for each proposed indication, in accordance with the FDA’s Good Clinical Practice, or GCP, regulations;
●	preparation and submission to the FDA of a Biologics License Application, or BLA, for a biologic product requesting marketing for one or more proposed indications, including submission of detailed information on the manufacture and composition of the product and proposed labeling;

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●	review of the product by an FDA advisory committee, where appropriate or if applicable;
●	satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities, including those of third parties, at which the product, or components thereof, are produced to assess compliance with cGMP requirements and to assure that the facilities, methods, and controls are adequate to preserve the product’s identity, strength, quality, and purity, and, if applicable, the FDA’s current good tissue practice, or CGTP, for the use of human cellular and tissue products;
●	satisfactory completion of any FDA audits of the nonclinical study and clinical trial sites to assure compliance with GLPs and GCPs, respectively, and the integrity of clinical data in support of the BLA;
●	payment of user fees and securing FDA approval of the BLA;
●	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy, or REMS, adverse event reporting, and compliance with any post-approval studies required by the FDA; and
●	Preclinical Studies and Investigational New Drug Application.

Before testing any biologic product candidate in humans, including a gene therapy product candidate, the product candidate must undergo preclinical testing. Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate the potential for efficacy and toxicity in animals. The conduct of the preclinical tests and formulation of the compounds for testing must comply with federal regulations and requirements. The results of the preclinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA imposes a clinical hold based on concerns or questions about the product or conduct of the proposed clinical trial, including concerns that human research subjects would be exposed to unreasonable and significant health risks. In that case, the IND sponsor and the FDA must resolve any outstanding FDA concerns before the clinical trials can begin.

As a result, submission of the IND may result in the FDA not allowing the trials to commence or allowing the trial to commence on the terms originally specified by the sponsor in the IND. If the FDA raises concerns or questions either during this initial 30-day period, or at any time during the conduct of the IND study, including safety concerns or concerns due to non-compliance, it may impose a partial or complete clinical hold. This order issued by the FDA would delay either a proposed clinical study or cause suspension of an ongoing study, until all outstanding concerns have been adequately addressed and the FDA has notified the company that investigations may proceed or recommence but only under terms authorized by the FDA. This could cause significant delays or difficulties in completing planned clinical studies in a timely manner.

Human Clinical Trials in Support of a BLA

Clinical trials involve the administration of the investigational product candidate to healthy volunteers or patients with the disease to be treated under the supervision of a qualified principal investigator in accordance with GCP requirements. Clinical trials are conducted under study protocols detailing, among other things, the objectives of the study, inclusion and exclusion criteria, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and subsequent protocol amendments must be submitted to the FDA as part of the IND.

A sponsor who wishes to conduct a clinical trial outside the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a non-U.S. clinical trial is not conducted under an IND, the sponsor may submit data from a well-designed and well-conducted clinical trial to the FDA in support of the BLA so long as the clinical trial is conducted in compliance with GCP and the FDA is able to validate the data from the study through an onsite inspection if the FDA deems it necessary.

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Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, either centrally or individually at each institution at which the clinical trial will be conducted. The IRB will consider, among other things, clinical trial design, subject informed consent, ethical factors, and the safety of human subjects. An IRB must operate in compliance with FDA regulations. The FDA or the clinical trial sponsor may suspend or terminate a clinical trial at any time for various reasons, including a finding that the clinical trial is not being conducted in accordance with FDA requirements or the subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Clinical testing also must satisfy extensive GCP rules and the requirements for informed consent. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group may recommend continuation of the study as planned, changes in study conduct, or cessation of the study at designated check points based on access to certain data from the study. Finally, research activities involving infectious agents, hazardous chemicals, recombinant DNA, and genetically altered organisms and agents may be subject to review and approval of an Institutional Biosafety Committee, or IBC, a local institutional committee that reviews and oversees basic and clinical research conducted at that institution established under the National Institutes of Health, or NIH, Guidelines for Research Involving Recombinant or Synthetic Nucleic Acid Molecules, or NIH Guidelines. The IBC assess the safety of the research and identifies any potential risk to public health or the environment.

Clinical trials typically are conducted in three sequential phases, but the phases may overlap or be combined. Additional studies may be required after approval.

●	Phase 1 clinical trials are initially conducted in a limited population to test the product candidate for safety, including adverse effects, dose tolerance, absorption, metabolism, distribution, excretion, and pharmacodynamics in healthy humans or, on occasion, in patients, such as cancer patients.

●	Phase 2 clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, evaluate the efficacy of the product candidate for specific targeted indications and determine dose tolerance and optimal dosage. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and costlier Phase 3 clinical trials.

●	Phase 3 clinical trials are undertaken within an expanded patient population to further evaluate dosage and gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

Progress reports detailing the results, if known, of the clinical trials must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators within 15 calendar days after determining that the information qualifies for reporting. IND safety reports are required for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk to humans exposed to the drug, and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. Additionally, a sponsor must notify FDA within 7 calendar days after receiving information concerning any unexpected fatal or life-threatening suspected adverse reaction.

In some cases, the FDA may approve a BLA for a product candidate but require the sponsor to conduct additional clinical trials to further assess the product candidate’s safety and effectiveness after approval. Such post-approval trials are typically referred to as Phase 4 clinical trials. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of biologics approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in withdrawal of approval for products.

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Compliance with cGMP and CGTP Requirements

Before approving a BLA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in full compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. The PHSA emphasizes the importance of manufacturing control for products like biologics whose attributes cannot be precisely defined.

For a gene therapy product, the FDA also will not approve the product if the manufacturer is not in compliance with CGTP. These requirements are found in FDA regulations that govern the methods used in, and the facilities and controls used for, the manufacture of human cells, tissues, and cellular and tissue-based products, or HCT/Ps, which are human cells or tissue intended for implantation, transplant, infusion, or transfer into a human recipient. The primary intent of the CGTP requirements is to ensure that cell and tissue-based products are manufactured in a manner designed to prevent the introduction, transmission, and spread of communicable disease. FDA regulations also require tissue establishments to register and list their HCT/Ps with the FDA and, when applicable, to evaluate donors through screening and testing.

Manufacturers and others involved in the manufacture and distribution of products must also register their establishments with the FDA and certain state agencies for products intended for the U.S. market, and with analogous health regulatory agencies for products intended for other markets globally. Both U.S. and non-U.S. manufacturing establishments must register and provide additional information to the FDA and/or other health regulatory agencies upon their initial participation in the manufacturing process. Any product manufactured by or imported from a facility that has not registered, whether U.S. or non-U.S., is deemed misbranded under the FDCA, and could be affected by similar as well as additional compliance issues in other jurisdictions. Establishments may be subject to periodic unannounced inspections by government authorities to ensure compliance with cGMPs and other laws. Manufacturers may also have to provide, on request, electronic or physical records regarding their establishments. Delaying, denying, limiting, or refusing inspection by the FDA or other governing health regulatory agency may lead to a product being deemed to be adulterated.

Review and Approval of a BLA

The results of product candidate development, preclinical testing, and clinical trials, including negative or ambiguous results as well as positive findings, are submitted to the FDA as part of a BLA requesting a license to market the product. The BLA must contain extensive manufacturing information and detailed information on the composition of the product and proposed labeling as well as payment of a user fee.

The FDA has 60 days after submission of the application to conduct an initial review to determine whether it is sufficient to accept for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission has been accepted for filing, the FDA begins an in-depth review of the application. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or the PDUFA, the FDA has ten months in which to complete its initial review of a standard application and respond to the applicant, and six months for a priority review of the application. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs. The review process may often be significantly extended by FDA requests for additional information or clarification. The review process and the PDUFA goal date may be extended by three months if the FDA requests or if the applicant otherwise provides through the submission of a major amendment additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

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Under the PHSA, the FDA may approve a BLA if it determines that the product is safe, pure, and potent and the facility where the product will be manufactured meets standards designed to ensure that it continues to be safe, pure, and potent. On the basis of the FDA’s evaluation of the application and accompanying information, including the results of the inspection of the manufacturing facilities and any FDA audits of nonclinical study and clinical trial sites to assure compliance with GLPs and GCPs, respectively, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. If the application is not approved, the FDA will issue a complete response letter, which will contain the conditions that must be met in order to secure final approval of the application, and when possible will outline recommended actions the sponsor might take to obtain approval of the application. Sponsors that receive a complete response letter may submit to the FDA information that represents a complete response to the issues identified by the FDA. Such resubmissions are classified under PDUFA as either Class 1 or Class 2. The classification of a resubmission is based on the information submitted by an applicant in response to an action letter. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has two months to review a Class 1 resubmission and six months to review a Class 2 resubmission. The FDA will not approve an application until issues identified in the complete response letter have been addressed. Alternatively, sponsors that receive a complete response letter may either withdraw the application or request a hearing.

The FDA may also refer the application to an advisory committee for review, evaluation, and recommendation as to whether the application should be approved. In particular, the FDA may refer applications for novel biologic products or biologic products that present difficult questions of safety or efficacy to an advisory committee. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates, and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

If the FDA approves a new product, it may limit the approved indications for use of the product. It may also require that contraindications, warnings or precautions be included in the product labeling. In addition, the FDA may call for post-approval studies, including Phase 4 clinical trials, to further assess the product’s safety after approval. The agency may also require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms, including REMS, to help ensure that the benefits of the product outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, specific or special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patent registries. The FDA may prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs. After approval, many types of changes to the approved product, such as adding new indications, certain manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Fast Track, Breakthrough Therapy and Priority Review Designations

The FDA is authorized to designate certain products for expedited review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs are referred to as fast track designation, breakthrough therapy designation, and priority review designation. Our product candidates do not currently qualify under any of the foregoing programs which are also described below.

Specifically, the FDA may designate a product for fast track review if it is intended, whether alone or in combination with one or more other products, for the treatment of a serious or life-threatening disease or condition, and it demonstrates the potential to address unmet medical needs for such a disease or condition. For fast track products, sponsors may have greater interactions with the FDA and the FDA may initiate review of sections of a fast track product’s application before the application is complete. This rolling review may be available if the FDA determines, after preliminary evaluation of clinical data submitted by the sponsor, that a fast track product may be effective. The sponsor must also provide, and the FDA must approve, a schedule for the submission of the remaining information and the sponsor must pay applicable user fees. However, the FDA’s time period goal for reviewing a fast track application does not begin until the last section of the application is submitted. In addition, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process, or if the designated drug development program is no longer being pursued.

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Second, FDA has a new regulatory scheme allowing for expedited review of products designated as “breakthrough therapies.” A product may be designated as a breakthrough therapy if it is intended, either alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The FDA may take certain actions with respect to breakthrough therapies, including holding meetings with the sponsor throughout the development process; providing timely advice to the product sponsor regarding development and approval; involving more senior staff in the review process; assigning a cross-disciplinary project lead for the review team; and taking other steps to design the clinical trials in an efficient manner.

Third, the FDA may designate a product for priority review if it is a product that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines, on a case-by-case basis, whether the proposed product represents a significant improvement when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting adverse reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, and evidence of safety and effectiveness in a new subpopulation. A priority designation is intended to direct overall attention and resources to the evaluation of such applications, and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months.

Accelerated Approval Pathway

The FDA may grant accelerated approval to a product for a serious or life-threatening condition that provides meaningful therapeutic advantage to patients over existing treatments based upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may also grant accelerated approval for such a condition when the product has an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, or IMM, and that is reasonably likely to predict an effect on IMM or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Products granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval. Our product candidates do not currently qualify for accelerated approval by the FDA which is also described below.

For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit but is not itself a measure of clinical benefit. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. An intermediate clinical endpoint is a measurement of a therapeutic effect that is considered reasonably likely to predict the clinical benefit of a product, such as an effect on IMM. The FDA has limited experience with accelerated approvals based on intermediate clinical endpoints but has indicated that such endpoints generally could support accelerated approval where a study demonstrates a relatively short-term clinical benefit in a chronic disease setting in which assessing durability of the clinical benefit is essential for traditional approval, but the short-term benefit is considered reasonably likely to predict long-term benefit.

The accelerated approval pathway is most often used in settings in which the course of a disease is long and an extended period of time is required to measure the intended clinical benefit of a product, even if the effect on the surrogate or intermediate clinical endpoint occurs rapidly. Thus, accelerated approval has been used extensively in the development and approval of products for treatment of a variety of cancers in which the goal of therapy is generally to improve survival or decrease morbidity and the duration of the typical disease course requires lengthy and sometimes large trials to demonstrate a clinical or survival benefit.

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The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the product’s clinical benefit. As a result, a product candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, would allow the FDA to withdraw the product from the market on an expedited basis. All promotional materials for product candidates approved under accelerated regulations are subject to prior review by the FDA.

Post-Approval Regulation

If regulatory approval for marketing of a product or new indication for an existing product is obtained, the sponsor will be required to comply with all regular post-approval regulatory requirements as well as any post-approval requirements that the FDA has imposed as part of the approval process. The sponsor will be required to report certain adverse reactions and production problems to the FDA, provide updated safety and efficacy information and comply with requirements concerning advertising and promotional labeling requirements. Manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP regulations, which impose certain procedural and documentation requirements upon manufacturers. Accordingly, the sponsor and its third-party manufacturers must continue to expend time, money, and effort in the areas of production and quality control to maintain compliance with cGMP regulations and other regulatory requirements.

A product may also be subject to official lot release, meaning that the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official lot release, the manufacturer must submit samples of each lot, together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot, to the FDA. The FDA may in addition perform certain confirmatory tests on lots of some products before releasing the lots for distribution. Finally, the FDA will conduct laboratory research related to the safety, purity, potency, and effectiveness of pharmaceutical products.

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences of a failure to comply with regulatory requirements include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	fines, untitled or warning letters or holds on post-approval clinical trials;

●	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;

●	product seizure or detention, or refusal to permit the import or export of products; or

●	injunctions or the imposition of civil or criminal penalties.

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The FDA strictly regulates marketing, labeling, advertising and promotion of licensed and approved products that are placed on the market. Pharmaceutical products may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Orphan Drug Designation

Orphan drug designation in the United States is designed to encourage sponsors to develop products intended for rare diseases or conditions. In the United States, a rare disease or condition is statutorily defined as a condition that affects fewer than 200,000 individuals in the United States or that affects more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making available the biologic for the disease or condition will be recovered from sales of the product in the United States.

Orphan drug designation qualifies a company for tax credits and market exclusivity for seven years following the date of the product’s marketing approval if granted by the FDA. An application for designation as an orphan product can be made any time prior to the filing of an application for approval to market the product. A product becomes an orphan when it receives orphan drug designation from the Office of Orphan Products Development, or OOPD, at the FDA based on acceptable confidential requests made under the regulatory provisions. The product must then go through the review and approval process for commercial distribution like any other product.

A sponsor may request orphan drug designation of a previously unapproved product or new orphan indication for an already marketed product. In addition, a sponsor of a product that is otherwise the same product as an already approved orphan drug may seek and obtain orphan drug designation for the subsequent product for the same rare disease or condition if it can present a plausible hypothesis that its product may be clinically superior to the first drug. More than one sponsor may receive orphan drug designation for the same product for the same rare disease or condition, but each sponsor seeking orphan drug designation must file a complete request for designation.

The period of exclusivity begins on the date that the marketing application is approved by the FDA and applies only to the indication for which the product has been designated. The FDA may approve a second application for the same product for a different use or a second application for a clinically superior version of the product for the same use. The FDA cannot, however, approve the same product made by another manufacturer for the same indication during the market exclusivity period unless it has the consent of the sponsor or the sponsor is unable to provide sufficient quantities.

Pediatric Studies and Exclusivity

Under the Pediatric Research Equity Act of 2003, as amended, a BLA or supplement thereto must contain data that are adequate to assess the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. Sponsors must also submit pediatric study plans prior to the assessment data. Those plans must contain an outline of the proposed pediatric study or studies the applicant plans to conduct, including study objectives and design, any deferral or waiver requests, and other information required by regulation. The applicant, the FDA, and the FDA’s internal review committee must then review the information submitted, consult with each other, and agree upon a final plan. The FDA or the applicant may request an amendment to the plan at any time.

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The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. Unless otherwise required by regulation, the pediatric data requirements do not apply to products with orphan designation.

Pediatric exclusivity is another type of non-patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity, including the non-patent and orphan exclusivity. This six-month exclusivity may be granted if a BLA sponsor submits pediatric data that fairly respond to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or patent protection cover the product are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve another application.

Biosimilars and Exclusivity

The Patient Protection and Affordable Care Act, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 or BPCIA. The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars.

Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity, and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and (for products administered multiple times) that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

Patent Term Restoration and Extension

A patent claiming a new biologic product may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or Hatch-Waxman Amendments, which permits a patent restoration of up to five years for patent term lost during product development and FDA regulatory review. The restoration period granted on a patent covering a product is typically one-half the time between the effective date of an IND and the submission date of a marketing application, plus the time between the submission date of the marketing application and the ultimate approval date, less any time the applicant failed to act with due diligence. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The USPTO reviews and approves the application for any patent term extension or restoration in consultation with the FDA.

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Regulation and Procedures Governing Approval of Medicinal Products in the European Union

In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not it obtains FDA approval for a product, an applicant will need to obtain the necessary approvals by the comparable health regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. Specifically, the process governing approval of medicinal products in the European Union, or EU, generally follows the same lines as in the United States. It entails satisfactory completion of preclinical studies and adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication. It also requires the submission to the European Medicines Agency, or EMA, or the relevant competent authorities of a marketing authorization application, or MAA, and granting of a marketing authorization by the EMA or these authorities before the product can be marketed and sold in the EU.

Clinical Trial Approval

Pursuant to the currently applicable Clinical Trials Directive 2001/20/EC and the Commission Directive 2005/28/EC on GCP, a system for the approval of clinical trials in the EU has been implemented through national legislation of the member states. Under this system, an applicant must obtain approval from the competent national authority of an EU member state in which the clinical trial is to be conducted, or in multiple member states if the clinical trial is to be conducted in a number of member states. Furthermore, the applicant may only start a clinical trial at a specific study site after the ethics committee has issued a favorable opinion. The CTA must be accompanied by an investigational medicinal product dossier with supporting information prescribed by Directive 2001/20/EC and Commission Directive 2005/28/EC and corresponding national laws of the member states and further detailed in applicable guidance documents.

In April 2014, the EU adopted a new Clinical Trials Regulation (EU) No 536/2014, which is set to replace the current Clinical Trials Directive 2001/20/EC. The new Clinical Trials Regulation (EU) No 536/2014 is expected to become applicable in 2019. It will overhaul the current system of approvals for clinical trials in the EU. Specifically, the new legislation, which will be directly applicable in all member states, aims at simplifying and streamlining the approval of clinical trials in the EU. For instance, the new Clinical Trials Regulation provides for a streamlined application procedure via a single-entry point and strictly defined deadlines for the assessment of clinical trial applications.

Marketing Authorization

To obtain a marketing authorization for a product under the EU regulatory system, an applicant must submit an MAA, either under a centralized procedure administered by the European Medicines Agency, or EMA, or one of the procedures administered by competent authorities in EU Member States (decentralized procedure, national procedure, or mutual recognition procedure). A marketing authorization may be granted only to an applicant established in the EU. Regulation (EC) No 1901/2006 provides that prior to obtaining a marketing authorization in the EU, an applicant must demonstrate compliance with all measures included in an EMA-approved Pediatric Investigation Plan, or PIP, covering all subsets of the pediatric population, unless the EMA has granted a product-specific waiver, class waiver, or a deferral for one or more of the measures included in the PIP.

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The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all EU member states. Pursuant to Regulation (EC) No. 726/2004, the centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy products and products with a new active substance indicated for the treatment of certain diseases, including products for the treatment of cancer. For products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional.

Specifically, the grant of marketing authorization in the European Union for products containing viable human tissues or cells such as gene therapy medicinal products is governed by Regulation (EC) No 1394/2007 on advanced therapy medicinal products, read in combination with Directive 2001/83/EC of the European Parliament and of the Council, commonly known as the Community code on medicinal products. Regulation (EC) No 1394/2007 lays down specific rules concerning the authorization, supervision, and pharmacovigilance of gene therapy medicinal products, somatic cell therapy medicinal products, and tissue engineered products. Manufacturers of advanced therapy medicinal products must demonstrate the quality, safety, and efficacy of their products to EMA which provides an opinion regarding the application for marketing authorization. The European Commission grants or refuses marketing authorization in light of the opinion delivered by EMA.

Under the centralized procedure, the Committee for Medicinal Products for Human Use, or the CHMP, established at the EMA is responsible for conducting an initial assessment of a product. Under the centralized procedure in the European Union, the maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Accelerated evaluation may be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and, in particular, from the viewpoint of therapeutic innovation. If the CHMP accepts such a request, the time limit of 210 days will be reduced to 150 days, but it is possible that the CHMP may revert to the standard time limit for the centralized procedure if it determines that it is no longer appropriate to conduct an accelerated assessment.

Regulatory Data Protection in the European Union

In the European Union, new chemical entities approved on the basis of a complete independent data package qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity pursuant to Regulation (EC) No 726/2004, as amended, and Directive 2001/83/EC, as amended. Data exclusivity prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for a period of eight years. During the additional two-year period of market exclusivity, a generic marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic medicinal product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to authorization, is held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be a new chemical entity so that the innovator gains the prescribed period of data exclusivity, another company may market another version of the product if such company obtained marketing authorization based on an MAA with a complete independent data package of pharmaceutical tests, preclinical tests and clinical trials.

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Periods of Authorization and Renewals

A marketing authorization is valid for five years, in principle, and it may be renewed after five years on the basis of a reevaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To that end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least nine months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal period. Any authorization that is not followed by the placement of the drug on the EU market (in the case of the centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid.

Regulatory Requirements after Marketing Authorization

Following approval, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of the medicinal product. These include compliance with the EU’s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. In addition, the manufacturing of authorized products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the EMA’s GMP requirements and comparable requirements of other regulatory bodies in the EU, which mandate the methods, facilities, and controls used in manufacturing, processing and packing of drugs to assure their safety and identity. Finally, the marketing and promotion of authorized products, including advertising directed toward the prescribers of drugs and/or the general public, are strictly regulated in the European Union under Directive 2001/83/EC, as amended.

Orphan Drug Designation and Exclusivity

Regulation (EC) No 141/2000 and Regulation (EC) No 847/2000 provide that a product can be designated as an orphan drug by the European Commission if its sponsor can establish: that the product is intended for the diagnosis, prevention or treatment of (i) a life-threatening or chronically debilitating condition affecting not more than five in ten thousand persons in the EU when the application is made, or (ii) a life-threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the marketing of the drug in the EU would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must demonstrate that there exists no satisfactory method of diagnosis, prevention, or treatment of the condition in question that has been authorized in the EU or, if such method exists, the drug will be of significant benefit to those affected by that condition.

An orphan drug designation provides a number of benefits, including fee reductions, regulatory assistance, and the ability to apply for a centralized EU marketing authorization. Marketing authorization for an orphan drug leads to a ten-year period of market exclusivity. During this market exclusivity period, neither the European Commission nor the member states can accept an application or grant a marketing authorization for a “similar medicinal product.” A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. The market exclusivity period for the authorized therapeutic indication may, however, be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan drug designation because, for example, the product is sufficiently profitable not to justify market exclusivity.

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For other markets in which we might in future seek to obtain marketing approval for the commercialization of products, there are other health regulatory regimes for seeking approval, and we would need to ensure ongoing compliance with applicable health regulatory procedures and standards, as well as other governing laws and regulations for each applicable jurisdiction.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which we may seek regulatory approval by the FDA or other government authorities. In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use any product candidates we may develop unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of such product candidates. Even if any product candidates we may develop are approved, sales of such product candidates will depend, in part, on the extent to which third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers, and managed care organizations, provide coverage, and establish adequate reimbursement levels for, such product candidates. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors are increasingly challenging the prices charged, examining the medical necessity, and reviewing the cost-effectiveness of medical products and services and imposing controls to manage costs. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the approved products for a particular indication.

In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable marketing approvals. Nonetheless, product candidates may not be considered medically necessary or cost effective. A decision by a third-party payor not to cover any product candidates we may develop could reduce physician utilization of such product candidates once approved and have a material adverse effect on our sales, results of operations and financial condition. Additionally, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor. Third-party reimbursement and coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

The containment of healthcare costs also has become a priority of various federal, state and/or local governments, as well as other payors, within the U.S. and in other countries globally, and the prices of pharmaceuticals have been a focus in these efforts. Governments and other payors have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement, and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit a company’s revenue generated from the sale of any approved products. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which a company or its collaborators receive marketing approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Outside the United States, ensuring adequate coverage and payment for any product candidates we may develop will face challenges. Pricing of prescription pharmaceuticals is subject to governmental control in many countries. Pricing negotiations with governmental authorities can extend well beyond the receipt of regulatory marketing approval for a product and may require us to conduct a clinical trial that compares the cost effectiveness of any product candidates we may develop to other available therapies. The conduct of such a clinical trial could be expensive and result in delays in our commercialization efforts.

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In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular product candidate to currently available therapies (so called health technology assessments, or HTAs) in order to obtain reimbursement or pricing approval. For example, the European Union provides options for its member states to restrict the range of products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. E.U. member states may approve a specific price for a product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other member states allow companies to fix their own prices for products, but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions. Recently, many countries in the European Union have increased the amount of discounts required on pharmaceuticals and these efforts could continue as countries attempt to manage healthcare expenditures, especially in light of the severe fiscal and debt crises experienced by many countries in the European Union. The downward pressure on health care costs in general, particularly prescription products, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. Political, economic, and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union Member States, and parallel trade (arbitrage between low-priced and high-priced member states), can further reduce prices. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products, if approved in those countries.

Healthcare Law and Regulation

Healthcare providers and third-party payors play a primary role in the recommendation and prescription of pharmaceutical products that are granted marketing approval. Arrangements with providers, consultants, third-party payors, and customers are subject to broadly applicable fraud and abuse, anti-kickback, false claims laws, reporting of payments to physicians and teaching physicians and patient privacy laws and regulations and other healthcare laws and regulations that may constrain our business and/or financial arrangements. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

●	the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, paying, or receiving remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;

●	the federal civil and criminal false claims laws, including the civil U.S. False Claims Act, and civil monetary penalties laws, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false, fictitious, or fraudulent or knowingly making, using, or causing to be made or used a false record or statement to avoid, decrease, or conceal an obligation to pay money to the federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the U.S. False Claims Act;

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●	the federal false statements statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items, or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

●	the anti-inducement law, which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, (collectively “HIPAA”) which imposes criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program (including private payors) or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services;

●	HIPAA, which impose obligations with respect to safeguarding the privacy, security, and transmission of individually identifiable information that constitutes protected health information, including mandatory contractual terms and restrictions on the use and/or disclosure of such information without proper authorization;

●	the federal transparency requirements known as the federal Physician Payments Sunshine Act, under the U.S. Patient Protection and Affordable Care Act, as amended by the U.S. Health Care and Education Reconciliation Act, collectively the Affordable Care Act or ACA, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services, or CMS, within the U.S. Department of Health and Human Services, information related to payments and other transfers of value made by that entity to physicians and teaching hospitals, and requires certain manufacturers and applicable group purchasing organizations to report ownership and investment interests held by physicians or their immediate family members;

●	federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

●	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

●	The Foreign Corrupt Practices Act, or FCPA, prohibits companies and their intermediaries from making, or offering or promising to make improper payments to non-U.S. officials for the purpose of obtaining or retaining business or otherwise seeking favorable treatment; and

●	analogous laws and regulations in other national jurisdictions and states, such as state anti-kickback and false claims laws, which may apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.

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Some state and other laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring pharmaceutical manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures. State and other laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Healthcare Reform

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. There have been a number of federal and state proposals during the last few years regarding the pricing of pharmaceutical and biopharmaceutical products, limiting coverage and reimbursement for drugs and other medical products, government control and other changes to the healthcare system in the United States.

By way of example, the United States and state governments continue to propose and pass legislation designed to reduce the cost of healthcare. In March 2010, the United States Congress enacted the ACA, which, among other things, includes changes to the coverage and payment for products under government health care programs. Among the provisions of the ACA of importance to our potential product candidates are:

●	an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic products, apportioned among these entities according to their market share in certain government healthcare programs, although this fee would not apply to sales of certain products approved exclusively for orphan indications;

●	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

●	expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs and revising the definition of “average manufacturer price,” or AMP, for calculating and reporting Medicaid drug rebates on outpatient prescription drug prices and extending rebate liability to prescriptions for individuals enrolled in Medicare Advantage plans;

●	addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for products that are inhaled, infused, instilled, implanted or injected;

●	expanded the types of entities eligible for the 340B drug discount program;

●	established the Medicare Part D coverage gap discount program by requiring manufacturers to provide a 50% point-of-sale-discount off the negotiated price of applicable products to eligible beneficiaries during their coverage gap period as a condition for the manufacturers’ outpatient products to be covered under Medicare Part D;

●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and

●	established the Center for Medicare and Medicaid Innovation within CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription product spending. Funding has been allocated to support the mission of the Center for Medicare and Medicaid Innovation from 2011 to 2019.

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Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2012 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2024 unless additional Congressional action is taken. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several l providers, including hospitals, imaging centers, and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Since its enactment, some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to judicial, Congressional, and Executive challenges. In 2012, the U.S. Supreme Court upheld certain key aspects of the legislation, including a tax-based shared responsibility payment imposed on certain individuals who fail to maintain qualifying health coverage for all or part of a year, which is commonly the requirement that all individuals maintain health insurance coverage or pay a penalty, referred to as the “individual mandate.” Though Congress has not passed repeal legislation to date, the 2017 Tax Reform Act included a provision which repealed the individual mandate effective January 1, 2019. On December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the ACA is an essential and inseverable feature of the ACA, and therefore because the mandate was repealed as part of the Tax Cuts and Jobs Act, the remaining provisions of the ACA are invalid as well. The Trump administration and CMS have both stated that the ruling will have no immediate effect, and on December 30, 2018 the same judge issued an order staying the judgment pending appeal. It is unclear how this decision and any subsequent appeals and other efforts to repeal and replace the ACA will impact the ACA and our business.

On January 20, 2017, United States President Donald Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. A second Executive Order signed in 2017 terminates the cost-sharing subsidies that reimburse insurers under the ACA. Several state Attorneys General filed suit to stop the administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. The loss of the cost share reduction payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA. Congress continues to consider subsequent legislation to replace elements of the Affordable Care Act or to repeal it entirely. It is unclear whether new legislation modifying the Affordable Care Act will be enacted, and, if so, precisely what the new legislation will provide, when it will be enacted and what impact it will have on the availability of healthcare and containing or lowering the cost of healthcare. We plan to continue to evaluate the effect that the Affordable Care Act and its possible repeal and replacement may have on our business.

Further, the Centers for Medicare & Medicaid Services, or CMS, recently proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces. On November 30, 2018, CMS announced a proposed rule that would amend the Medicare Advantage and Medicare Part D prescription drug benefit regulations to reduce out of pocket costs for plan enrollees and allow Medicare plans to negotiate lower rates for certain drugs. Among other things, the proposed rule changes would allow Medicare Advantage plans to use pre-authorization (PA) and step therapy (ST) for six protected classes of drugs, with certain exceptions, permit plans to implement PA and ST in Medicare Part B drugs; and change the definition of “negotiated prices” while a definition of “price concession” in the regulations. It is unclear whether these proposed changes we be accepted, and if so, what effect such changes will have on our business.

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There has also been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several recent Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Individual states in the United States have also become increasingly active in enacting legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Beyond challenges to the ACA, other legislative measures have also been enacted that may impose additional pricing and product development pressures on our business. For example, on May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy. We expect that additional foreign, federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for our products, once approved, or additional pricing pressures.

There have been, and likely will continue to be, legislative and regulatory proposals at the national level in the U.S. and other jurisdictions globally, as well as at some regional, state and/or local levels within the U.S. or other jurisdictions, directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may successfully develop and for which we may obtain marketing approval and may affect our overall financial condition and ability to develop product candidates.

Additional Regulation

In addition to the foregoing, state, and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act, affect our business. These and other laws govern the use, handling, and disposal of various biologic, chemical, and radioactive substances used in, and wastes generated by, operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. Equivalent laws have been adopted in third countries that impose similar obligations.

Employees

As of the date of this Form 10, we had the equivalent of three employees, one of whom was a full-time employee. None of our employees are represented by a labor union, and none of our employees has entered into a collective bargaining agreement with us. We consider our employee relations to be good.

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Properties

We maintain an office box at 1735 Buford Highway, Suite 215-113, Cumming, GA 30041 for corporate purposes but do not currently lease any office space. We consider this arrangement satisfactory for now and intend to obtain additional office space when warranted.

ITEM 1A. RISK FACTORS.

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors, in addition to the other information included in this annual report, including our financial statements and related notes, before deciding whether to invest in shares of our common stock. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We remain a high-risk startup venture.

While we were incorporated in July 1997, current operations did not commence until 2013. We face all of the potential expenses, delays, uncertainties and complications typically encountered by development stage businesses, many of which may be beyond our control. These include, but are not limited to, lack of sufficient capital, unanticipated problems, delays or expenses relating to product development and licensing and marketing activities, competition, technological changes and uncertain market acceptance. In addition, if we are unable to manage growth effectively, our operating results could be materially and adversely affected.

The Company’s auditor has substantial doubts as to the Company’s ability to continue as a going concern.

Our auditor’s report on our 2018 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The lack of revenues from operations to date raises substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. The Company has not generated any revenue since inception. Our future is dependent upon our ability to obtain financing and implement the Company’s strategic plan through new formulations and sales of our nutraceutical products. We may seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company’s business plan and expenditures. During the nine months ended September 30, 2019, we did not generate any revenues from continuing operations. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment. At September 30, 2019, we had $510,646 cash on hand and an accumulated deficit of $12,877,278.

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We will need to obtain financing to implement our business plan.

We anticipate that substantial additional equity or debt financings or funding from collaborative agreements or from foundations, government grants or other sources, will be needed to complete preclinical and animal testing necessary to file an IND with the FDA, and that further funding beyond such amounts will be required to commence trials and other activities necessary to begin the process of development and regulatory approval of a product for the continued growth of the Company. Additional capital will also be required for the clinical development of the recently discovered anti-fibrotic applications and corporate partnerships will be necessary to move Company products into advanced clinical development and commercialization. We estimate a financing raise of approximately $15 million would be required to reach the completion of Phase 1 of the clinical trials in diabetic patients.

We have no commitments to obtain such financing. We may not be able to obtain any financing on terms favorable to us, on terms that are not more favorable to new investors than the terms of the IAR Agreement, or at all. In the event we are unable to obtain additional financing, we will be unable to implement our business plan. Therefore, you could lose your entire investment.

We expect to continue to incur losses.

We have incurred losses since our inception and have never had any revenues. We expect to continue to incur losses for the foreseeable future. The principal causes of our losses are likely to be personnel costs, working capital costs, research and development costs, intellectual property protection costs, brand development costs, marketing and promotion costs, and the lack of any significant revenue stream for the foreseeable future. We may never achieve profitability.

We are in the early stage of product development.

We do not have any presently marketable products. The products we hope to develop have had, at most, only limited research and testing in the fields of use we are presently intending to explore and hope to commercialize. We will have to go through extensive research and testing to develop specific products and to determine or demonstrate the safety and effectiveness of their proposed use. Our product candidates and our proposed testing of those products will require various regulatory approvals and clearances. Accordingly, the products we intend to pursue are not presently marketable in the fields of use for which we hope to develop them, and it is possible (or even probable) that some or all of them may never become legally and commercially marketable. The development and testing of pharmaceuticals and related treatments and therapies is difficult, time-consuming and expensive, and the successful development of any products based on innovative technologies is subject to inherent uncertainties and risks of failure. These risks include the possibilities that any or all of the proposed products or procedures may be found to be ineffective, or may otherwise fail to receive necessary regulatory clearances; that the proposed products or procedures may be uneconomical to produce and market or may never achieve broad market acceptance; that third parties may hold proprietary rights that preclude the Company from marketing its intended products or procedures; or that third parties may develop and market superior or equivalent products and procedures. We are unable to predict whether our research and development activities will result in any commercially viable products or procedures. Furthermore, due to the extended testing and regulatory review process required before marketing clearances can be obtained, the time frames for commercialization of any products or procedures are long and uncertain.

If our License Agreement with MGH is terminated, we will not be able to implement our current business plan.

Under our License Agreement with MGH, MGH has the right to terminate the License Agreement if we fail to make any payment due under the License Agreement or default in the performance of any of our other obligations under the License Agreement, subject to certain notice and rights to cure. MGH may also terminate the License Agreement immediately if we (i) make an assignment for the benefit of creditors; or (ii) have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days of filing. If our License Agreement with MGH is terminated for any reason, we will lose the right to commercialize our technology and will not be able to implement our current business plan. In such event our business may even fail entirely.

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Government regulation of our business is extensive and regulatory approvals are uncertain, expensive and time-consuming.

Our research, development, testing and clinical trials, manufacturing and marketing of most of our intended products are subject to an extensive regulatory approval process by the FDA and other regulatory agencies in the U.S. and abroad. The process of obtaining FDA and other required regulatory approvals for pharmaceutical products, including required pre-clinical and clinical testing, is lengthy, expensive and uncertain. There can be no assurance that, even after such time and expenditures, the Company will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. Even if regulatory clearance is obtained, a marketed product is subject to continual review, and later discovery of previously unknown safety issues or failure to comply with the applicable regulatory requirements may result in restrictions on a product’s marketing or withdrawal of the product from the market, as well as possible civil or criminal sanctions.

If the third-parties on which we may need to rely to conduct any clinical trials and to assist us with pre-clinical development or other key steps do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for or commercialize our product candidates.

We do not have (and do not expect to develop) the independent ability to conduct pre-clinical and clinical trials for our product candidates and to the extent we will need to conduct such trials, we will need to rely on third-parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. We also do not have (and do not expect to develop) the independent ability to manufacture our proposed product candidates, and will therefore need to rely on third parties such as contract manufacturing organizations. If these various third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, or if the quality or accuracy of the data they obtain or the quality of the products they produce for us is compromised due to the failure to adhere to our clinical or manufacturing protocols or regulatory requirements or for any other reasons, we may have difficulty replacing them with other qualified third-party providers of the necessary services or products and in the meantime, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance or approval for, or successfully commercialize, a product candidate on a timely basis, if at all. As such, our business, operating results and prospects may be adversely affected and may even fail entirely. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their (or our) control.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Even if the clinical trials that we hope to undertake are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA or foreign authorities will agree with our conclusions regarding the results of the trials. The clinical trial process may fail to demonstrate that a product candidate is safe and effective for the proposed indicated use, which could cause us to abandon a product candidate and could delay development of other product candidates. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize a product candidate and generate revenue. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile and not predicted or foreseen on the basis of prior experience. Even if clinical trials are otherwise successful, we may be unable to develop a commercially viable product, treatment or therapy based on those trials.

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We depend on our ability to protect our intellectual property.

Our success will depend to a significant extent on our ability to obtain patent protection for technologies and products we develop, to preserve trade secrets and to operate without infringing the proprietary rights of others. There can be no assurance that any patents or patent applications that the Company owns, obtains or files or is able to obtain or license from third parties will afford any competitive advantages or will not be challenged or circumvented by third parties. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of the Company’s potential products can be commercialized, any related patents may expire or may have only a brief remaining life span following commercialization, thus reducing any advantage of the patents.

In addition, to the extent competitors develop and market products or procedures that we believe infringe our patents and proprietary rights, we may be compelled to initiate lawsuits to protect and enforce our rights. Such litigation is typically expensive, time-consuming and uncertain as to outcome, and may involve opponents who have much more extensive financial resources than we do.

If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

If our trademarks are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected. Our unregistered trademarks may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our unregistered trademarks. Over the long term, if we are unable to successfully register our trademarks and establish name recognition based on our trademarks, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely impact our financial condition or results of operations.

Third parties may claim that we infringe on their proprietary rights and may prevent us from commercializing and selling our products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacture, use and sale of new products. These lawsuits often involve claims relating to the validity of patents supporting the new products and/or the validity and alleged infringement of patents or proprietary rights of third parties. We may be required to defend against challenges to the validity of our patents and against claims relating to the alleged infringement of patent or proprietary rights of third parties.

Litigation initiated by a third party claiming patent invalidity or patent infringement could:

●	require us to incur substantial litigation expense, even if we are successful in the litigation;

●	require us to divert significant time and effort of our management;

●	result in the loss of our rights to develop, make or market our products; and

●	require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties or to satisfy judgments or to settle actual or threatened litigation.

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Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products or increase our costs to market our products.

We may be subject to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

If we are successful in obtaining regulatory approval for our products and begin marketing them, we will become subject to an inherent risk of, and adverse publicity associated with, product liability and other liability claims, whether or not such claims are valid. We intend to obtain product liability insurance coverage in amounts and scope that we believe will be adequate once we begin marketing any products. However, product liability insurance may not be available on commercially acceptable terms, or at all. Even if such insurance is available, product liability or other claims may exceed our insurance coverage limits. A successful product liability claim that exceeds our insurance coverage limits could require us to pay substantial sums and could have a material adverse effect on us.

We depend on key personnel.

Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find, attract and retain additional qualified employees, directors, and advisors having the skills necessary to operate, develop and grow our business. Our inability to hire qualified personnel, the loss of services of Frances Toneguzzo, our Chief Executive Officer, or the loss of services of other executive officers, key employees, or advisors that may be hired in the future, would have a material and adverse effect on our business.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers of necessary testing, clinical trials and manufacturing services;

●	regulation by federal, state or local governments; and

●	general economic conditions, as well as economic conditions specific to the pharmaceutical and healthcare industries.

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As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. We have based our anticipated future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels will, to a large extent, become fixed. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

We may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth and to handle licensing and research activities. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and must establish a qualified finance, administrative and operations staff. Our management may be unable to hire, train, retain, motivate and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities.

The failure of government health administrators and private health insurers to reimburse patients for costs of our future products, or of services incorporating our future products, would materially and adversely affect our business.

Healthcare insurance and healthcare delivery systems in the United States are in a state of rapid change. To the extent we are able to develop commercially viable products, our success in marketing those products on a profitable basis may depend, in significant part, on the extent to which reimbursement for the costs of our future products, or for the costs of products or procedures incorporating or using our future products, will be available from governmental or private health insurers or health administration authorities or other organizations. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Adequate third-party insurance coverage may be unavailable for us or our sublicensees or potential future corporate partners to establish and maintain price levels sufficient for realization of an appropriate return on investment. Government and other third-party payors are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new products. If government and other third party payors do not provide adequate coverage and reimbursement for uses of the products incorporating our technology, the market’s acceptance of our products could be adversely affected.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. Other than Dorothy Jordan, none of our other four directors are deemed to be independent. Thus, there is a potential conflict in that some board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

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We have not developed independent corporate governance.

We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations

If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we will be subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new products successfully with minimal disruption in customer purchasing patterns, we will need to manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, products that respond to advances by others, that our new products will adequately address the changing needs of the market, or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the marketplace. If we are unable to compete effectively, competitors could divert our customers away from our products.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected, and we may not be able to retain or recruit qualified officers and directors to manage the Company.

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Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Articles of Incorporation and bylaws provide, with certain exceptions as permitted by Florida corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

Risks Related to Ownership of Our Common Stock

Lack of an active trading market.

Our common stock is quoted on the OTC Market’s PINKS under the symbol, VICP. Investors may have difficulty in reselling their shares due to the lack of an active trading market. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, investors should consider any secondary market for our securities to be a limited one.

The requirements of being an SEC-reporting company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Upon the effectiveness of this Form 10, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

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As a reporting company, we will be subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002 (“SOX”). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources and may be required to hire additional staff and need to continue to provide effective management oversight. We intend to implement additional procedures and processes for the purpose of addressing the standards and requirements an applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of being an SEC-reporting company or the timing of such cost.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. However, we expect as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following the filing. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404.

During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-. parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B).

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Our Board has the authority, without approval of the holders of our common stock, to issue preferred stock with terms that may not be beneficial to holders of common stock and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue up to twenty million (20,000,000) shares of preferred stock without any vote or further action by holders of our common stock. Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, the Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Stockholders may have difficulty reselling their shares of common stock if we fail to be approved for trading on OTCQB, and stay on the OTCQB.

The Company’s common stock has been historically quoted on the OTC Pink Sheets under the ticker symbol “VICP.” Upon the effectiveness of this registration statement on Form 10, or shortly thereafter, we intend to solicit a FINRA member to file a Form 211 with FINRA to be quoted on the OTCQB, although no assurance of this can be given. Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act and must be current in their annual and quarterly periodic reports under the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to be quoted on the OTCQB or to remain current in our annual and quarterly periodic reports with the SEC, our common stock will be quoted on the OTC Pink sheets. Trading in stock quoted on the OTC Pink sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with an issuer’s operations or business prospects. Such volatility of trading of our common stock could depress the market price of our common stock for reasons unrelated to operating performance and result in investors having difficulty reselling any shares of our common stock.

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Because we are subject to the “penny stock” rules, the level of trading activity in our common stock may be reduced.

Our common stock, which is traded on the OTC Pink under the symbol “VICP,” has in the past been, and may in the future be considered to be a “penny stock.” Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future. Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

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ITEM 2. FINANCIAL INFORMATION.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10. As a result of having been a “smaller reporting company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended), we are allowed and have elected to omit certain information, including three years of year-to-year comparisons and tabular disclosure of contractual obligations, from this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward- looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Business Overview

Vicapsys Life Sciences, Inc. (“VLS” or the “Company”) serves as the holding company for ViCapsys, Inc., a Florida corporation incorporated on April 19, 2013 (“ViCapsys” or “VI”), which became a wholly-owned subsidiary of the Company on December 22, 2017 pursuant to the Share Exchange Agreement. Other than its interests in ViCapsys, VLS does not have any material assets or operations.

Our strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated product candidates that incorporate proprietary derivatives of the chemokine CXCL12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s line of proprietary product candidates that is applied to transplantation therapies and related stem-cell applications in the transplantation field. The lead product candidate embodiment in transplantation therapy to treat Type 1 diabetes (T1D) is an encapsulated human islet cell cluster that is intended to restore normal glucose control when implanted into the peritoneal cavity of a patient. During the research and development process in transplantation, the Company and its related academic researchers had a novel and unexpected finding. The transplanted islet clusters were absolutely free of any signs of fibrotic encapsulation. This anti-fibrotic effect was reconfirmed in additional research studies and the Company has now moved into the development of another product candidate line based on CXCL12 with the trade name of VYBRIN™. The clinical applications of VYBRIN™ are being explored in several areas including (1) prevention of post-surgical adhesions in abdominal surgery, (2) coating of implantable medical devices and other implants to eliminate fibrosis and (3) wound healing with a focus on diabetic ulcers.

MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”), pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes (the “License Field”), on a worldwide basis (the “License Territory”): (i) an exclusive, royalty-bearing license under its rights in its Patent Cooperation Treaty (PCT) patent application serial number PCT/US00/09678, filed on March 7, 2000, including any division, continuation (but not continuation in part) U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Patent Rights”), to make, use, sell, lease, import and transfer any article, device or composition, the manufacture, use, or sale of which, in whole or in part (the “Products”), employs, is based upon or is derived from research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights which is created by Dr. Poznansky and owned by MGH and is not confidential information of or otherwise obligated to any third party and which Dr. Poznansky knows as of the date of the License Agreement and reasonably believes is necessary in order for Company to utilize the licenses granted thereunder (the “Technical Information”); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement) royalty-bearing license to the Company’s xenotransplantation (animal-to-human transplants) patent rights to the issued U.S. Patent/s numbered 6,153,428; 6,413,769; 7,547,522 and 7,547,816 and/or the equivalent of such application including any division, continuation (but not including continuation-in-part), U.S. and foreign patent application, Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination or extension thereof (the “Xenotransplantation Patent Rights”), and to make, have made, use, have used, biological material that incorporates, is derived from, is related to, or is a modified form of the Xenotransplantation Patent Rights for only the purpose of creating Products, the transfer of Products and to use, have used and transfer processes that employs or is derived from Technical Information; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use Technological Information disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement. See “Item 1. Business; MGH License Agreement.”

To date, we have not generated any revenues and have financed our operations through our sale of equity and debt securities. We experienced a net loss of $1,160,064 during the nine months ended September 30, 2019. At September 30, 2019, we had $510,646 cash on hand and an accumulated deficit of $12,877,278. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. As discussed in more detail under “Liquidity and Capital Resources,” we plan to raise additional capital, potentially including debt and equity arrangements, to finance our future operations.

Results of Operations

The Nine Months Ended September 30, 2019 Compared to the Nine Months Ended September 30, 2018

Revenues

The Company did not have any revenues from continuing operations for the nine months ended September 30, 2019 and 2018.

Expenses

Operating expenses consist of personnel costs, research and development expenses, professional fees, travel expenses and general and administrative expenses. Our total operating expenses for the nine months ended September 30, 2019 were $784,277, compared to $1,200,716 for the nine months ended September 30, 2018. The decrease was mainly due to the reorganization of ViCapsys under the Investment and Restructuring Agreement in May 2019, resulting in a decrease in personnel costs from $509,076 for the nine months ended September 30, 2018 to $306,992 for the nine months ended September 30, 2019, a decrease in professional fees from $407,404 for the nine months ended September 30, 2018 to $343,011 for the nine months ended September 30, 2019, a decrease in general and administrative expenses from $133,148 for the nine months ended September 30, 2018 to $35,290 for the nine months ended September 30, 2019 and travel expenses from $52,335 to $-0-, respectively, for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2019.

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Fiscal Year Ended December 31, 2018 Compared to the Fiscal Year Ended December 31, 2017

Revenues

Revenues were $742,586 for the year ended December 31, 2018 compared to the Company not generating any revenues for the year ending December 31, 2017. The 2018 revenues consisted of research and development services the Company provided to a third-party and were generated from one customer.

Expenses

Operating expenses consist of personnel costs, research and development expenses, professional fees, laboratory expenses, travel expenses, office expenses and general and administrative expenses. Our total operating expenses for the year ended December 31, 2018 were $2,944,695, compared to $3,234,342 for the year ended December 31, 2017.

Liquidity and Capital Resources

At September 30, 2019, we had $510,646 cash on hand and an accumulated deficit of $12,877,278. In their 2018 audit report, our independent auditors have raised substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business.

We do not believe that we have enough cash on hand to operate of business during the next 12 months. We anticipate we will need to raise an additional $1 million through the issuance of debt or equity securities to sustain base operations during the next 12 months, excluding development work. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include conversion discounts or covenants limiting or restricting our ability to take specific actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through government or other third-party funding, marketing and distribution arrangements or other collaborations, or strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams, products or therapeutic candidates or to grant licenses on terms that may not be favorable to us.

To date, we have financed our operations through our sale of equity and debt securities. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

We have no revenues as of the date of this Form 10, and no substantial revenues are anticipated until we have implemented our full plan of operations. To implement our strategy to grow and expand per our business plan, we intend to generate working capital via a private placement of equity or debt securities, or secure a loan. If we are unsuccessful in raising capital, we could be required to cease business operations and investors would lose all of their investment.

We have no agreements or commitments for any of the above-listed financing options, and we have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

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Cash Flows (in thousands)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Net Cash Used in Operating Activities- continuing operations	$(591)	$(984)
Net Cash Used in Operating Activities- discontinued operations	(133)	(1,278)
Net cash Used in Operating Activities	(724)	(2,262)
Net Cash Used in Investing Activities- discontinued operations	-	(38)
Net Cash Used in Investing Activities	-	(38)
Net Cash Provided by Financing Activities- continuing operations	971	1,489
Net Cash Provided by Financing Activities-discontinued operations	177	267
Net Cash Provided by Financing Activities	1,148	1,756
Net Increase (Decrease) in Cash	$424	$(544)

Operating Activities

For the nine months ended September 30, 2019, net cash used in operating activities was $590,954, which consisted of our net loss from continuing operations of $784,277, adjusted for non-cash expenses of $139,183 including, $25,942 of amortization expenses, and $113,241 of stock-based compensation expenses and the increase in accounts payable and accrued expenses of $54,140.

For the nine months ended September 30, 2018, net cash used in operating activities was $984,132, which primarily consisted of our net loss from continuing operations of $1,200,716, adjusted for non-cash expenses of$121,486 of amortization, and increases in accounts payable and accrued expenses of $79,586 and prepaid expenses of $15,512.

Investing Activities

There were no investing activities from continuing operations for the nine months ended September 30, 2019, and 2018.

Financing Activities

For the nine months ended September 30, 2019, net cash provided by financing activities from continuing operations was $971,500. The net cash provided was related to of proceeds received from the sale of our common stock and warrants.

For the nine months ended September 30, 2018, net cash provided by financing activities from continuing operations was $1,488,931. The net cash provided was a result of proceeds received from the sale of 891,551 shares of our common stock.

Off-Balance Sheet Arrangements

As of September 30, 2019, there were no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities. We evaluate, on an ongoing basis, our estimates and judgments, including those related to the useful life of the assets. We base our estimates on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The methods, estimates and judgments we use in applying our most critical accounting policies have a significant impact on the results that we report in our consolidated financial statements. The Securities and Exchange Commission (the “SEC”), considers an entity’s most critical accounting policies to be those policies that are both most important to the portrayal of a company’s financial condition and results of operations and those that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about matters that are inherently uncertain at the time of estimation.

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We believe the following critical accounting policies, among others, require significant judgments and estimates used in the preparation of our interim condensed consolidated financial statements.

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made. Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with a reading of the Company’s audited financial statements and notes thereto for the year ended December 31, 2018, filed in the Form 10. Interim results of operations for the nine months ended September 30, 2019, and 2018, are not necessarily indicative of future results for the full year. The unaudited condensed consolidated financial statements of the Company include the consolidated accounts of VLS and its’ wholly owned subsidiary VI. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates for the nine months ended September 30, 2019 and 2018 include useful life of property and equipment and intangible assets, valuation allowance for deferred tax asset and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents as of September 30, 2019 and December 31, 2018. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Intangible Assets

Costs for intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed.

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Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets and for the nine months ended September 30, 2019, and for the year ended December 31, 2018, no such impairments were identified.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

The Company disposed of a component of its business pursuant to the IAR Agreement (see Note 3) in May 2019, which met the definition of a discontinued operation. Accordingly, the operating results of the business transferred are reported as a loss from discontinued operations in the accompanying unaudited condensed consolidated financial statements for the nine months ended September 30, 2019, and 2018. For additional information, see Note 9- Discontinued Operations in the unaudited condensed consolidated financial statements for the nine months ended September 30, 2019, and 2018.

Equity Method Investment

The Company accounts for investments in which the Company owns more than 20% or has the ability to exercise significant influence of the investee, using the equity method in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary, and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

In accordance with ASC 323-10-35-20 through 35-22, the investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. An investor shall, however, provide for additional losses if the imminent return to profitable operations by an investee appears to be assured. For example, a material, nonrecurring loss of an isolated nature may reduce an investment below zero even though the underlying profitable operating pattern of an investee is unimpaired. If the investee subsequently reports net income, the investor shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

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Equity and cost method investments are classified as investments. The Company periodically evaluates its equity and cost method investments for impairment due to declines considered to be other than temporary. If the Company determines that a decline in fair value is other than temporary, then a charge to earnings is recorded as an impairment loss in the accompanying consolidated statements of operations.

The Company’s equity method investment consists of equity owned in Athens Encapsulation Inc (AEI) which was given to the Company as part of an investment and restructuring agreement. Therefore, as of September 30, 2019, the Company has no cost basis in the investment. During the nine months ended September 30, 2019, the Company’s proportionate share of net income was insignificant.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2019 and 2018.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized. During the nine months ended September 30, 2019, the Company provided research and development services to a third party, completed the study and recognized revenue of $50,000, which is included in net loss of discontinued operations.

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Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Additionally, effective January 1, 2017, the Company adopted the ASU No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07, effective January 1, 2018, and applied the guidance to options granted to non-employees during the nine months ended September 30, 2019 and 2018. The adoption did not have any impact on the consolidated financial statements

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the nine months ended September 30, 2019, and 2018, the Company recorded $98,984 and $98,752 of research and development expenses, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

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Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of September 30, 2019, and 2018, the Company’s dilutive securities are convertible into approximately 21,921,156 and 16,781,105 shares of common stock, respectively. This amount is not included in the computation of dilutive loss per share because their impact is antidilutive. The following table represents the classes of dilutive securities as of September 30, 2019, and 2018:

	September 30, 2019	September 30, 2018
Common stock to be issued	4,884,431	3,612,880
Convertible preferred stock	10,440,000	10,440,000
Stock options	2,450,000	2,641,500
Warrants to purchase common stock	4,146,725	86,725
	21,921,156	16,781,105

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. This ASU did not have a material impact on the Company’s consolidated financial statements as the Company has no lease arrangements within the scope of ASU 2016-02 as of September 30, 2019.

Recently Adopted Accounting Standards

No policies were recently adopted except for ASC Topic 606, “Revenue from Contracts with Customers and all the related amendments which was adopted and ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, issued by the Financial Accounting Standards Board in June 2018 which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. On January 1, 2018, the Company adopted these accounting standards. The adoption did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows. These accounting standards are further discussed above.

ITEM 3. PROPERTIES.

Our mailing address is 1735 Buford Hwy, Ste 215-113, Cumming, GA 30041, but we currently do not maintain a corporate office. Our telephone number is (972) 891-8033.

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2020 for:

●	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership of our common stock is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this prospectus. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons identified in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

In the following table, percentage ownership prior to this offering is based on 17,483,282 shares of our common stock, 3,000,000 shares of Series A Preferred Stock and 4,440,000 shares of Series B Preferred Stock outstanding as of March 20, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of voting securities subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 20, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the following persons is c/o Vicapsys Life Sciences, Inc., 1735 Buford Highway, Suite 215-114, Cumming, GA 30041, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Title:	Class of Security	Amount of beneficial ownership	Percent of Class (1)	Percent of Class (14)
Executive Officers and Directors:

Frances Toneguzzo	Common Stock (2)	619,444	3.5%	2.2%
Chief Executive Officer and Director	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock	0	0%	-

Jeffery Wright	Common Stock	0	0%	-
Chief Financial Officer	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock	0	0%	-

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Name and Title:	Class of Security	Amount of beneficial ownership	Percent of Class (1)	Percent of Class (14)

Federico Pier	Common Stock (3)	855,785	4.8%	3.0%
Executive Chairman of the Board of	Series A Preferred Stock	0	0%	-
Directors	Series B Preferred Stock	0	0%	-

Michael Yurkowsky	Common Stock (4)	4,184,781	21.2%	13.9%
Director	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock (4)	1,080,000	24.3%	-

John Potts	Common Stock	225,000	1.3%	*
Director	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock	0	0%	-

Dorothy Jordan	Common Stock	112,500	0.6%	*
Director	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock	0	0%	-

All Executive Officers and Directors	Common Stock (2,3,4)	5,997,510	29.7%	19.6%
(6 persons)	Series A Preferred Stock	0	0%	-
	Series B Preferred Stock	1,080,000	24.3%	-

More than 5% Beneficial Owners:

Bonderman Family Limited Partnership (5)	Common Stock (6)	6,800,000	29.2%	20.3%
	Series A Preferred Stock	1,800,000	60.0%	-
	Series B Preferred Stock	1,200,000	27.00%	-

ADEC Private Equity Investments LLC (7)	Common Stock (8)	3,600,000	17.6%	11.6%
	Series A Preferred Stock	900,000	30.0%	-
	Series B Preferred Stock	600,000	13.5%	-

Steve Gorlin	Common Stock (9)	2,112,850	11.9%	7.5%

Massachusetts General Hospital	Common Stock	3,582,880	20.5%	12.8%

Peter Gerhard	Series B Preferred Stock	300,000	6.8%	-

Thomas E. Hills	Series B Preferred Stock	240,000	5.4%	-

YPH LLC (10)	Common Stock (11)	2,400,000	12.8%	8.2%

Ypsilon Biotech 2 LLC (12)	Common Stock (13)	1,188,043	6.4%	4.1%

*Less than 1%.

(1)	Based on 17,483,283 shares of common stock, 3,000,000 shares of Series A Preferred Stock and 4,440,000 shares of Series B Preferred Stock outstanding as of March 20, 2020. All shares of Series A Preferred Stock are convertible into 2 shares of common stock, and each share of Series B Preferred Stock is convertible into 1 share of common stock. Each holder of shares of Series A Preferred Stock and/or Series B Preferred Stock is entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such series of preferred stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The shares of Series A and Series B Preferred Stock shall automatically convert into shares of common stock on February 12, 2021 (the one-year anniversary of the initial filing of this Form 10 with the Securities and Exchange Commission).

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(2)	Includes 169,444 shares of common stock issuable upon the exercise of vested options and options which shall vest within 60 days from the date hereof.
(3)	Includes 250,000 shares of common stock issuable upon the exercise of vested options.
(4)	Includes 589,138 shares of common stock owned by YP Holdings, LLC (“YP”), 1,200,000 shares of common stock and 1,200,000 shares of common stock issuable upon the exercise of warrants owned by YPH, LLC (“YPH”), and 108,043 shares of common stock and 1,080,000 shares of common stock issuable upon the conversion of 1,080,000 shares of Series B Preferred Stock owned by Ypsilon Biotech 2, LLC (“Ypsilon”). YP, YPH and Ypsilon are all entities controlled by Mr. Yurkowsky.
(5)	Leonard Potter has voting and dispositive control over the Bonderman Family Limited Partnership. The address of the Bonderman Family Limited Partnership is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(6)	Includes 3,600,000 shares of common stock issuable upon the conversion of 1,800,000 shares of Series A Preferred Stock, 1,200,000 shares of common stock issuable upon the conversion of 1,200,000 shares of Series B Preferred Stock and 1,000,000 shares of common stock issuable upon the exercise of warrants.
(7)	E. Burke Ross has voting and dispositive control over the ADEC Private Equity Investments, LLC.
(8)	Includes 1,800,000 shares of common stock issuable upon the conversion of 900,000 shares of Series A Preferred Stock, 600,000 shares of common stock issuable upon the conversion of 600,000 shares of Series B Preferred Stock and 600,000 shares of common stock issuable upon the exercise of warrants.
(9)	Includes 120,000 shares of common stock issuable upon the conversion of 60,000 shares of Series A Preferred Stock and 150,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B Preferred Stock.
(10)	Michael Yurkowsky has voting and dispositive control over YPH LLC.
(11)	Includes 1,200,000 shares of common stock issuable upon the exercise of warrants.
(12)	Michael Yurkowsky has voting and dispositive control over Ypsilon Biotech, LLC.
(13)	Includes 1,080,000 shares of common stock issuable upon the conversion of 1,080,000 shares of Series B Preferred Stock.
(14)

Based on 27,923,283 shares of common stock consisting of (i) 17,483,283 shares of common stock outstanding as of March 20, 2020; (ii) 6,000,000 shares of common stock issuable upon the automatic conversion of 3,000,000 shares of Series A Preferred Stock outstanding as of March 20, 2020; and (iii) 4,440,000 shares of common stock issuable upon the automatic conversion 4,440,000 shares of Series B Preferred Stock outstanding as of March 20, 2020.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Set forth below is the name, age, and positions held by our executive officers and directors:

Name	Age	Position(s) and Office(s) Held
Frances Toneguzzo	68	Chief Executive Officer and Director (Principal Executive Officer)
Jeffery Wright	37	Chief Financial Officer (Principal Financial and Accounting Officer)
Federico Pier	52	Executive Chairman of the Board of Directors
Michael Yurkowsky	47	Director
John Potts	88	Director
Dorothy Jordan	63	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.

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Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Frances Toneguzzo – Chief Executive Officer and Director

Frances Toneguzzo, Ph.D., was appointed to the Board in May 2019 and named Chief Executive Officer. Ms. Toneguzzo has served in multiple strategic roles including as Executive Vice President, Strategic Alliances at Nantkwest Inc., a clinical stage public cell therapy company in the immune-oncology space, managing corporate and academic alliances and providing strategic direction for intellectual property protection. She also has served as head of IP strategy for Life Biosciences, a startup company focused on developing therapies to enhance longevity. Dr. Toneguzzo previously led Partners HealthCare’s efforts related to international and national collaboration and has unique experience in building and executing high value partnerships to commercialize life science innovations During her 12-year tenure, she increased licensing revenues by a consistent 20% year over year and oversaw the launching of 73 startups in areas such as aesthetic dermatology, diagnostics and pharmaceuticals. She comes from the biotech industry, having played various technical and business development roles. She holds a Ph.D. in Biochemistry from McMaster University in Canada.

Jeffery Wright - Chief Financial Officer

Jeffery Wright is a Certified Public Accountant who joined the Company in June 2019 as Controller. On February 1, 2020, he was promoted to Chief Financial Officer. Prior to joining Vicapsys Life Sciences, Mr. Wright served as the Controller and Chief Financial Officer for Medovex Corporation (MDVX), a publicly traded medical device company that was subsequently acquired by H-CYTE Inc. Prior to his career with Medovex Corp., Mr. Wright worked as an auditor at Ernst & Young within the Assurance Services division, where he managed audits of large ($2 billion to $10 billion annual revenue) publicly-traded companies. Prior to his career in public accounting, Mr. Wright worked as a trading analyst in the retirement trust services department at Reliance Trust Company, managing the institutional trading desk to settle mutual fund transactions with the National Securities Clearing Corporation. Mr. Wright holds Master of Professional Accountancy and Bachelor of Business Administration degrees from the Georgia State University Robinson College of Business and is a member of the Georgia Society of Certified Public Accountants.

Federico Pier – Executive Chairman of the Board

Federico Pier was appointed to Board of Directors as its Executive Chairman in May 2019. He is the Managing Director of YPH, LLC, a multifamily office investing in Life Sciences, Energy, and Technology. Mr. Pier has more than 25 years of experience in reverse mergers, structured finance, convertible debt and straight equity. He has served as a Senior Director at Oppenheimer & Co. and Managing Director at Bear Stearns. He holds a Bachelors’ degree from the Un1versity of North Texas and an MBA from the Graduate School of Management at the University of Dallas.

Michael Yurkowsky – Director

Michael Yurkowsky has been serving as a member of the Board of Directors of the Company since May 21, 2019. Mr. Yurkowsky has over 25 years of experience in different areas of the Financial markets. He spent the first 10 years as a broker with several national Broker Dealers. He also served as a licensed investment banker. From 2003 to 2010 he started and managed his own Hedge Fund specializing in Debt Arbitrage. In 2012, he opened his own Family office, YP Holdings LLC, which has invested in over 50 private companies and participated in over 100 public company financing transactions. Mr. Yurkowsky is currently CEO of Immuni-T Inc., a clinical stage biotech firm. Mr. Yurkowsky serves on multiple public and private Boards and been involved in several M&A transactions as well and three Reverse Mergers.

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John Potts, M.D. – Director

Dr. Potts served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School, Chairman of the Dept. of Medicine and Physician-in-Chief from 1981-1996 and Director of Research from 1995-2004. His career spans more than 50 years of distinguished service in science and medicine. The author to more than 500 scientific publications, he has been elected to the National Academy of Sciences, the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Potts served as a member of the board of directors for many companies including Genentech, BioSante and Cell Genesys, and has served as a member of the advisory boards for MPM Capital and Radius Health.

Dorothy Jordan – Director

Dr. Dorothy Jordan graduated with a BS in Nursing from East Stroudsburg University, a Masters in Child Health from Emory University, a Post-Masters Certificate in Psychiatric Mental Health from Georgia State University, and a Doctor of Nursing Practice from the University of Tennessee Health Science Center. Dr. Jordan served for many years on the Juvenile Diabetes Research Foundation board and the Camp Kudzu board. She currently serves on the advisory board of the Emory University Winship Cancer Institute and the Emory University Child and Adolescent Mood Program.

Background and Qualifications of Directors

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. As more specifically described in the biographies set forth above, our directors possess relevant knowledge and experience in the finance, accounting and business fields generally, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include independent directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors. Notwithstanding, we believe that Dorothy Jordan qualifies as “independent directors” under the Securities Act.

We do not currently have any board committees and traditionally operate by unanimous consent.

Candidates for director nominees are reviewed in the context of the current composition of the board and the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability.

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The board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Through their own business activities and experiences each of directors have come to understand that in today’s business environment, development of useful products and identification of undervalued real estate, along with other related efforts, are the keys to building our company. The directors will seek out individuals with relevant experience to operate and build our current and proposed business activities.

Director Compensation

In 2017, no non-employee directors received compensation. In 2018, Gorlin Companies, an entity owned by former director Steve Gorlin, received compensation of $125,000 for management and advisory services in January through May of that year. No other non-employee directors received compensation. In 2019, only non-employee director Federico Pier, in his capacity as Executive Chairman of the Board, received compensation of $60,000 for management services. Mr. Pier also received a stock option on June 14, 2019, to purchase 250,000 shares of common stock at an exercise price of $0.25 per shares, expiring June 14, 2029.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in Item 401(f) of Regulation S-K. In addition, to the best of our knowledge, there have not been material involvement by a promoter or a control person of the Company in the same types of legal proceedings described in Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

Due to our limited size, we have not yet adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to adopt a written code of business conduct and ethics in the near future.

Conflicts of Interest

We comply with applicable state law with respect to transactions (including business opportunities) involving potential conflicts. Applicable state corporate law requires that all transactions involving our company and any director or executive officer (or other entities with which they are affiliated) are subject to full disclosure and approval of the majority of the disinterested independent members of our board of directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us. More particularly, our policy is to have any related party transactions (i.e., transactions involving a director, an officer or an affiliate of our company) be approved solely by a majority of the disinterested independent directors serving on the board of directors.

Family Relationships

There is no family relationship between any of the directors and/or executive officers. The term “family relationship” means any relationship by blood, marriage, or adoption, not more remote than first cousin.

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ITEM 6. EXECUTIVE COMPENSATION.

The table below summarizes all compensation awarded to, earned by, or paid to each of our “named executive officers,” as such term is defined in Item 402(m)(2) of Regulation S-K.

Summary Compensation Table

Name	Year	Salary ($)		Bonus ($)	All Other Compensation ($)	Total ($)
Stephen McCormack, Ph.D.	2018	$300,000	(2)	$-	$-	$300,000
Former Chief Executive Officer (1)	2017	$300,000		$-	$-	$300,000

Charles Farrahar	2018	$125,000	(4)	$-	$-	$125,000
Former Chief Financial Officer (3)	2017	$125,000		$-	$-	$125,000

(1)	Mr. McCormack served as the Chief Executive Officer of the Company from June 1, 2016 until the closing date of the Investment and Restructuring Agreement on May 21, 2019.
(2)	Only $125,000 of this amount was actually paid to Mr. McCormack in 2018. The balance was accrued and ultimately transferred to Athens Encapsulation, Inc. in conjunction with that transaction.
(3)	Mr. Farrahar served as the Chief Financial Officer of the Company from January 21, 2015 to February 4, 2020.
(4)	Only $52,083 of this amount was actually paid to Mr. Farrahar in 2018. The balance was accrued and ultimately transferred to Athens Encapsulation, Inc. in conjunction with that transaction.

Narrative Disclosure to Summary Compensation Table

Except as otherwise described below, there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

On June 3, 2019, the Company entered into an employment agreement with Chief Executive Officer Frances Toneguzzo. The agreement stipulates an annual salary of $275,000 and a stock option grant of 350,000 shares of common stock with an exercise price of $0.25 per share. The option vested 100,000 shares on June 14, 2019, and the remaining 250,000 options vest in equal monthly installments from July 1, 2019 to June 30, 2022 and expires on June 14, 2029, contingent upon Ms. Toneguzzo’s continuous employment by or service to the Company.

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Outstanding Equity Awards at September 30, 2019

The following table presents information concerning unexercised options and unvested restricted stock awards for the named executive officer outstanding as of September 30, 2019.

	Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Stephen McCormack (1)	02/21/2017	1,440,000	0	—	$0.83	02/21/2022
(Former Chief Executive Officer)

Frances Toneguzzo	06/14/2019	155,556	194,444	—	$0.25	6/14/2029
(Chief Executive Officer)

(1)	The number of shares exercisable under this option was reduced to 600,000 in May 2019, and the expiration date was modified to May 2022.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have a formal equity compensation plan.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following is a description of all related person transactions that occurred during the period from January 1, 2018 through September 30, 2019 and any currently proposed transaction (the “Reporting Period”).

Payable, Related Party

The Company receives advances, on an as needed basis, from an entity related through common ownership. Further, the Company’s Chief Financial Officer (“CFO)” is also the CFO of the related entity and a member of the Company’s board is the Chief Executive Officer (“CEO”) of the related entity. These advances bear no interest and have no specific repayment terms. A summary of the activity for Payable to related party for the period from January 1, 2019 to the execution of the IAR Agreement and for the year ended December 31, 2018, is as follows:

	September 30, 2019	December 31, 2018
Beginning Balance	$189,922	$523,187
Advances	-	212,366
Repayments of advances	-	(545,631)
Transferred to AEI	(189,922)	-
Ending Balance	$-	$189,922

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Accrued Salaries, Related Parties

A summary of accrued salaries to the Company’s former CEO and CFO for the period from January 1, 2019 to the execution of the IAR Agreement and year ended December 31, 2018, is as follows:

	CEO	CFO	Total
January 1, 2019, balance	$175,000	$102,083	$277,083
Accrued salaries	75,000	43,750	118,750
Transferred to AEI	(250,000)	(145,833)	(395,833)
September 30, 2019, balance	$-	$-	$-

	CEO	CFO	Total
January 1, 2018, balance	$-	$-	$-
Accrued salaries	175,000	102,083	277,083
December 31, 2018, balance	$175,000	$102,083	$277,083

Advances payable, related parties

The Company’s former CEO, CFO and a shareholder of the Company have made advances to the Company on an as needed basis. These advances bear no interest and have no specific repayment terms.

A summary of the activity related to these advances for the period from January 1, 2019 to the execution of the IAR Agreement and year ended December 31, 2018 is as follows.

	September 30, 2019	December 31, 2018
Beginning Balance	$176,492	$-
Advances	183,700	767,374
Repayments of advances	(7,100)	(590,882)
Transferred to AEI	(353,092)	-
	$-	$176,492

Consulting Agreements

On May 1, 2013, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mark Poznansky, MD, (the “Consultant”) a stockholder and former Director. The Company engaged the Consultant to render consulting services with respect to the Company’s technology regarding the use of CXCL 12 to retard the body’s natural response to foreign objects and other related business in which the Company is engaged. The initial term of the Consulting Agreement was for one year and the Company agreed to pay the Consultant $10,000 per month for the consulting services. Either party could terminate the Consulting Agreement at any time, with or without cause, by providing the other party with advanced written notice of such termination. On January 1, 2018, the parties agreed to amend the monthly fee from $10,000 to $8,333 per month. The Consulting Agreement was terminated May 31, 2018. The Company incurred expenses of $41,667 and $100,000 for the years ended December 31, 2018 and 2017, respectively, related to the Consulting Agreement and is included in professional fees on the consolidated statement of operations. On March 31, 2017, the Consultant was also issued 24,000 shares of Series B Preferred Stock in settlement of $20,000 of accrued and unpaid consulting fees as of December 31, 2016.

Further, the Company incurred $125,000 of consulting expenses to a member of the Company’s Board of Directors during the year ended December 31, 2018, and is included in professional fees on the accompanying consolidated statement of operations.

On June 21, 2019, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mark Poznansky, MD, (the “Consultant”) a stockholder and former Director. The Company engaged the Consultant to render consulting services with respect to informing, guiding and supervising the development of antagonists to immune repellents or anti-fugetaxins for the treatment of cancer. The initial term of the Consulting Agreement is for one year (the “Initial Term”) and the Company agreed to pay the Consultant $3,000 per month commencing June 1, 2019, with the fee increasing to $6,000 per month commencing on the 1st day of the month following the completion of a $5 million in fundraising by the Company. After the Initial Term, the Consulting Agreement automatically renews for additional one-year periods, unless the Company terminates the Consulting Agreement, upon not less than thirty (30) days’ notice. The Company incurred expenses of $12,000 for the nine months ended September 30, 2019, related to the Consulting Agreement which is included in professional fees on the unaudited condensed consolidated statement of operations.

For the nine months ended September 30, 2018, the Company incurred expenses of $41,667, which are included in professional fees on the unaudited condensed consolidated statement of operations, with the same Consultant under a similar consulting agreement which was terminated May 31, 2018.

Further, the Company incurred $30,000 and $125,000 of consulting expenses to shareholders of the Company during the nine months ended September 30, 2019 and 2018, respectively, which is included in professional fees on the unaudited condensed consolidated statement of operations, and $37,500 to a Director of the Company for services, which is included in personnel costs on the unaudited condensed consolidated statement of operations.

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MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into a License Agreement as amended. As partial consideration upon execution of the License Agreement with MGH, the Company issued 3,000,000 shares of common stock to MGH with an estimated value of $200 which was capitalized as an intangible asset. Due to MGH’s current beneficial ownership of 20.5% of the Company’s common stock, the License Agreement is deemed to be a related party transaction. The Company incurred expenses to MGH of $98,984 and $30,893 for the nine months ended September 30, 2019 and 2018, respectively. As of September 30, 2019, there have not been any sales of product or process under this License Agreement. See “Item 1. Business; MGH License Agreement.”

ITEM 8. LEGAL PROCEEDINGS.

We are not aware of any material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market

Our common stock is quoted on the OTC Pink Sheets under the symbol VICP and there is no established public trading market for the class of common equity.

The following table sets forth, for the periods indicated the high and low bid quotations for our common stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Quarter	Date Range	Low Bid	High Bid
2019
Q4	10/1/19 - 12/31/19	$1.50	$3.35
Q3	7/1/19 - 9/30/19	$3.35	$3.35
Q2	4/1/19 - 6/30/19	$2.41	$3.35
Q1	1/1/19 - 3/31/19	$2.41	$2.75

2018
Q4	10/1/18 - 12/31/18	$2.75	$4.00
Q3	7/1/18 - 9/30/18	$4.00	$4.00
Q2	4/1/18 –-6/30/18	$4,00	$4.00
Q1	1/1/18 - 3/31/18	$2.42	$4.00

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Holders

As of December 31, 2019, there are approximately 371 record holders of our common stock.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the current intention of management to utilize all available funds for the development of the Registrant’s business.

Securities authorized for issuance under equity compensation plans

None

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The table set forth below reflects discloses all unregistered shares issued by the Company during each of the last three fiscal years, including any sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

Date of Transaction*	Transaction type	Number of shares issued	Class of Securities	Were the shares issued at a discount	Individual/Entity shares were issued to	Reasons for issuance

1/9/2018	New	27,027	Common	Yes	Allan Honse	Purchased
1/18/2018	New	24,000	Common	Yes	Ronald Mitori	Purchased
1/30/2018	New	21,622	Common	Yes	Michael Delatte	Purchased
2/12/2018	New	16,216	Common	Yes	Mark T. Lassiter	Purchased
2/13/2018	New	8,108	Common	Yes	Thomas Woodward	Purchased
2/14/2018	New	27,027	Common	Yes	Janette & William Van Eeden	Purchased
2/17/2018	New	13,514	Common	Yes	Lawrence Ingram	Purchased
3/2/2018	New	18,903	Common	Yes	Ricardo Moereno Alcala	Purchased
3/7/2018	New	5,405	Common	Yes	Roberto Sanchez	Purchased
3/11/2018	New	27,027	Common	Yes	Bobbie Lander	Purchased
3/30/2018	New	27,027	Common	Yes	Gina Wolk	Purchased
4/4/2018	New	27,027	Common	Yes	Arinusa SA DE CV	Purchased
4/4/2018	New	81,081	Common	Yes	Corporativo Omarod SA DE CV	Purchased
4/4/2018	New	108,108	Common	Yes	Grupo Alvuri SA DE CV	Purchased
4/4/2018	New	108,108	Common	Yes	PCA Equity, LLC	Purchased
4/4/2018	New	54,054	Common	Yes	Vidcas SA DE CV	Purchased
4/9/2018	New	108,108	Common	Yes	2Unni Investments, LLC	Purchased
4/9/2018	New	27,027	Common	Yes	Arveco Group, LLC	Purchased
4/9/2018	New	54,054	Common	Yes	Mierco Group LLC	Purchased
4/9/2018	New	108,108	Common	Yes	Thalos International Capital, LLC	Purchased
5/21/2019	New	260,000	Common	Yes	Bradley Hickman	Purchased
5/21/2019	New	540,000	Common	Yes	Power of K L.P.	Purchased
5/21/2019	New	1,200,000	Common	Yes	YPH, LLC	Purchased
6/28/2019	New	100,000	Common	Yes	Elliott Bibi	Purchased
6/27/2019	New	180,000	Common	Yes	Alliance Funds	Purchased
7/11/2019	New	100,000	Common	Yes	Isaac Franco	Purchased
9/9/2019	New	1,000,000	Common	Yes	Bonderman Family Limited Partnership	Purchased
9/9/2019	New	600,000	Common	Yes	ADEC Private Equity Investments LP	Purchased

*The Company did not issue any unregistered securities during the fiscal year ended December 31, 2017.

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The securities referend above were issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. All proceeds received in exchange for issuance of these shares were used for general corporate working capital.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following descriptions are summaries of the material terms of our Amended and Restated Articles of Incorporation filed with the Secretary of State of Florida on April 23, 2009, as amended on September 13, 2017 and December 19, 2017 and corrected on December 27, 2017.

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Florida Business Corporation Act may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

Our authorized capital stock consists of three hundred million (300,000,000) shares of common stock, $0.001 par value per share, and twenty million (20,000,000) shares of “blank check” preferred stock, $0.001 par value per share, consisting of three million (3,000,000) shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and four million four hundred forty thousand (4,440,000) shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”). As of January 31, 2020, there were 17,483,283 shares of common stock, 3,000,000 shares of Series A Preferred Stock and 4,440,000 shares of Series B Preferred Stock issued and outstanding. The authorized and unissued shares of both common and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

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Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Series A Preferred Stock

On December 19, 2017, we amended our articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series A Convertible Preferred Stock, $0.001 per share, consisting of three million (3,000,000) shares.

Voting Rights

Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series A Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series A Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Certificate of Designation or under applicable law.

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Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily (each a “Series A Liquidation Event”), the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the common stock of the Company, an amount (the “Series A Liquidation Preference”) equal to the greater of (A) the sum of $1.6667 per share, subject to adjustment for stock splits, stock combinations, stock dividends or similar recapitalizations; and (B) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such Series A Liquidation Event. If, upon such series a liquidation event, and after the payment of preferential amounts required to be paid to holders of any series of preferred stock having a ranking upon liquidation senior to the Series A Preferred Stock, the assets of the Company available for distribution to the shareholders of the Company are insufficient to provide for both the payment of the full Series A Liquidation Preference and the preferential amounts (if any) required to be paid to the holders of the Series A Preferred Stock and the holders of any series of preferred stock having a ranking upon liquidation equal to the Series A Preferred Stock, such assets as are so available shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of any other series of preferred stock having a ranking upon liquidation equal to the Series A Preferred Stock in proportion to the relative aggregate preferential amount each such holder is otherwise entitled to.

Right to Convert

The holder of Series A Preferred Stock may elect at any time to convert such shares into common stock of the Company. Each share of Series A Preferred Stock is convertible into the number of shares of common stock resulting from dividing the Series A Conversion Price (as defined below) per share in effect at the time of conversion into the Series A Conversion Value (as defined below). The number of shares of common stock into which a share of Series A Preferred Stock is convertible is referred to as the “Series A Conversion Rate.” The Series A Conversion Price per share of Series A Preferred Stock is $0.8333. The Series A Conversion Value per share of Series A Preferred Stock is $1.6667. Accordingly, the Series A Conversion Rate shall be 2:1. No fractional shares of common stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the fraction multiplied by the Series A Conversion Price. The Series A Conversion Price shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Automatic Conversion

Each share of Series A Preferred Stock shall automatically convert into shares of common stock at its then Series A Conversion Rate: (i) immediately prior to the closing of any of the following: (A) a consolidation or merger of the Company with or into any other corporation, if as a result of such consolidation or merger, the Company’s securities, or securities for which the Company’s securities are exchanged, are publicly traded on any national or regional exchange or on the Nasdaq National Market or SmallCap Market, or quoted on the Over the Counter Bulletin Board, or registered pursuant to Section 12 of the Exchange Act, (B) a consolidation or merger of the Company with or in to any other corporation or a sale of substantially all of the assets of the Company, if as direct result of such consolidation or merger, the holders of shares of common stock of the Company will receive cash, securities or other property having at such time a value per share of at least equal to the then applicable Series A Conversion Price; (ii) on the date that is the one year anniversary of the later of (a) any public offering pursuant to an effective registration statement under the Securities Act and (b) the filing of a Form 10 by the Company with the SEC; or (iii) upon the vote or written consent of the holders of at least a majority of the issued and outstanding Series A Preferred Stock.

Transfer Restrictions

The outstanding shares of Series A Preferred Stock have not been registered under the Securities Act and are deemed to be “restricted securities” pursuant to Rule 144 promulgated thereunder. As unregistered securities, the outstanding shares of Series A Preferred Stock can only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

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Dividend Rights

The holders of the Series A Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series A Preferred Stock shall receive with respect to each share of Series A Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series A Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series A Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series A Preferred Stock.

Protective Provisions

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series A Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series A Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series A Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock.

Series B Preferred Stock

On December 19, 2017, we amended our articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series B Convertible Preferred Stock, $0.001 per share, consisting of four million four hundred forty thousand (4,440,000) shares.

Voting Rights

Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series B Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series B Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Series B Preferred Stock Certificate of Designation or under applicable law.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily (each a “Series B Liquidation Event”), the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the common stock of the Company, an amount (the “Series B Liquidation Preference”) equal to the greater of (A) the sum of $0.8333 per share, subject to adjustment for stock splits, stock combinations, stock dividends or similar recapitalizations; and (B) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to such Series B Liquidation Event. If, upon such Series B Liquidation Event, and after the payment of preferential amounts required to be paid to holders of the Series A Preferred Stock and the holders of any other series of preferred stock having a ranking upon liquidation senior to the Series B Preferred Stock, the assets of the Company available for distribution to the shareholders of the Company are insufficient to provide for both the payment of the full Series B Liquidation Preference and the preferential amounts (if any) required to be paid to the holders of the Series B Preferred Stock and the holders of any series of preferred stock having a ranking upon liquidation equal to the Series B Preferred Stock, such assets as are so available shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the holders of any other series of preferred stock having a ranking upon liquidation equal to the Series B Preferred Stock in proportion to the relative aggregate preferential amount each such holder is otherwise entitled to.

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Right to Convert

The holder of Series B Preferred Stock may elect at any time to convert such sharers into common stock of the Company. Each share of Series B Preferred Stock is convertible into the number of shares of common stock resulting from dividing the Series B Conversion Price (as defined below) per share in effect at the time of conversion into the Series B Conversion Value (as defined below). The number of shares of common stock into which a share of Series B Preferred Stock is convertible is referred to as the “Series B Conversion Rate.” Both the Series B Conversion Price per share of Series B Preferred Stock and the Series B Conversion Value per share of Series B Preferred Stock is $0.833. Accordingly, the Series B Conversion Rate shall be 1:1. No fractional shares of common stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the fraction multiplied by the Series B Conversion Price. The Series B Conversion Price shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations.

Automatic Conversion

Each share of Series B Preferred Stock shall automatically convert into shares of common stock at its then Series B Conversion Rate: (i) immediately prior to the closing of any of the following: (A) a consolidation or merger of the Company with or into any other corporation, if as a result of such consolidation or merger, the Company’s securities, or securities for which the Company’s securities are exchanged, are publicly traded on any national or regional exchange or on the Nasdaq National Market or SmallCap Market, or quoted on the Over the Counter Bulletin Board, or registered pursuant to Section 12 of the Exchange Act, (B) a consolidation or merger of the Company with or in to any other corporation or a sale of substantially all of the assets of the Company, if as direct result of such consolidation or merger, the holders of shares of common stock of the Company will receive cash, securities or other property having at such time a value per share of at least equal to the then applicable Series B Conversion Price; (ii) on the date that is the one year anniversary of the later of (a) any public offering pursuant to an effective registration statement under the Securities Act and (b) the filing of a Form 10 by the Company with the SEC; or (iii) upon the vote or written consent of the holders of at least a majority of the issued and outstanding Series B Preferred Stock

Transfer Restrictions

The outstanding shares of Series B Preferred Stock have not been registered under the Securities Act and are deemed to be “restricted securities” pursuant to Rule 144 promulgated thereunder. As unregistered securities, the outstanding shares of Series B Preferred Stock can only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

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Dividend Rights

The holders of the Series B Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series B Preferred Stock shall receive with respect to each share of Series B Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series B Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series B Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series B Preferred Stock.

Protective Provisions

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series B Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series B Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series B Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock.

Options and Warrants to Purchase Common Stock

Stock Options

The following table summarizes activities related to stock options of the Company for the nine months ended September 30, 2019, and the year ended December 31, 2018:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding and exercisable at December 31, 2017	2,716,500	$0.83	9.33	$-
Forfeited	(75,000)	$0.83	-	$-
Outstanding and exercisable at December 31, 2018	2,641,500	$0.83	8.33	$-
Granted	1,100,000	$0.25	10.0	$-
Forfeited	(1,291,500)	$0.83	-	$-
Outstanding at September 30, 2019	2,450,000	$0.57	8.42	$-
Exercisable at September 30, 2019	1,941,667	$0.66	8.12	$-

Pursuant to IAR Agreement disclosed in Note 11 - Subsequent Events to the audited consolidated financial statements included herein, all vested stock options to employees on the Effective Date were cancelled and one former director’s vested options were reduced from 1,440,000 to 600,000 shares.

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Pursuant to the 2019 stock option grant agreements, 600,000 options vested immediately on the date of grant. The remaining options vest ratably over three years. The Company recorded stock compensation expense of $113,241 and $0 during the nine months ended September 30, 2019, and 2018, respectively, on the vested options. As of September 30, 2019, $59,483 of stock compensation expense remains unrecognized and will be expensed over a weighted average period of 1.77 years. On the date of the grant, the Company determined the fair value of the options using a closed-form Black-Scholes pricing model and the following assumptions:

Expected dividends	-0-
Expected volatility	94%
Expected term	6 years
Risk free interest	1.91%

Warrants

The following table summarizes activities related to warrants of the Company for the nine months ended September 30, 2019 and the year ended December 31, 2018:

	Number of Warrants	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)
Outstanding at January 1, 2018	-	-	-
Granted	86,725	$1.85	3.0
Outstanding and exercisable at December 31, 2018	86,725	$1.85	2.29
Granted	4,060,000	$0.50	3.0
Outstanding and exercisable at September 30, 2019	4,146,725	$0.53	2.76

During the period ended September 30, 2019, the Company issued 4,060,000 warrants to purchase shares of common stock. in conjunction with a private placement. Of these warrants, 3,980,000 were issued to purchasers of common stock in the private placement as disclosed above. The remaining 80,000 of warrants were issued as consideration for stock issuance costs incurring related to the private placement disclosed above. The fair value of the warrants was estimated to be approximately $5,300 which was recorded as reduction of the proceeds received in the private placement.

The fair value of warrants as of the issue date was based upon the following assumptions:

Expected dividends	-0-
Expected volatility	90.84%
Expected term	3 years
Risk free interest	2.2%

Anti-Takeover Effects of Provisions of Our Charter, Our Bylaws and Florida Law

Provisions of our articles of incorporation, as amended, and our bylaws, as amended, could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

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Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.

Amendment of Bylaws. Our bylaws provide that our board of directors may amend or repeal the bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval unless the FBCA reserves the power to amend a particular bylaw provision exclusively to the shareholders. Allowing the board to amend our bylaws without stockholder approval enhances board control over our bylaws.

Preferred Stock. Our articles of incorporation, as amended, authorize the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Anti-takeover Effects of our Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue up to 20,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act (“FBCA”), a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

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In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law. We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Trading Market

Our common stock is quoted on the OTC Pinks market tier of The OTC Markets Group under the symbol “VICP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. Its address is 1 Glenwood Avenue, Suite 1001, Raleigh NC 27603, and its telephone number is 919-461-1600.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the FBCA and our Bylaws. Our Articles of Incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law. Our Bylaws set forth indemnification provisions which are substantively the same as those provided in the FBCA, as follows:

1. The corporation shall indemnify any person who is or was a Director or Officer of the corporation and is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the corporation or, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent authorized or permitted by the laws of Florida as in effect at the date hereof and, if broader, as authorized or permitted pursuant to the laws of Florida hereafter.

2. Expenses (including counsel fees) incurred by any current or former Officer or Director in defending any pending, threatened, or completed action, suit or other type of proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) shall be paid by the corporation in advance of the determination of such current or former Officer’s or Director’s entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such current or former Officer or Director to repay amounts so advanced in the event and to the extent that such current or former Officer or Director is ultimately found not to be entitled to indemnification by the corporation as authorized by this Article. The Board of Directors may, upon approval of such current or former Officer or Director, authorize the corporation’s counsel to represent such current or former Officer or Director, in any action, suit or proceeding, whether or not the corporation is a party thereto.

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3. All rights to indemnification and advances under this Article: (a) shall be deemed to be a contract between the corporation and each person who is or was a Director or Officer of the corporation who serves or served in such capacity at any time while this Article is in effect; and (b) are and are intended to be, retroactive and shall be available with respect to events occurring prior to the adoption of these provisions. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida Business Corporation Act or any other applicable laws shall not, with respect to any events occurring or matters arising prior to the date of such repeal or modification, in any way diminish any rights to indemnification and to such advances of such person or the obligations of the corporation arising hereunder.

4. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to such indemnification and advances and shall be binding upon any successor to the corporation to the fullest extent permitted by the laws of Florida as from time to time in effect.

5. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Florida law, the corporation’s Articles of Incorporation, any agreement, any vote of Shareholders or disinterested Directors or otherwise.

6. Any indemnification required by this Article shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. Any advance required by this Article shall be made within 5 business days after the written request of the indemnified party. The right to indemnification or advances as granted by this Article shall be enforceable by the indemnified party in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the time period specified in this Section 6. The indemnified party’s costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the corporation.

7. Except as provided in Section 8, any determination that indemnification of a Director or Officer is proper in the circumstances because he or she has met the standard of conduct pursuant to applicable law, unless pursuant to a determination by a court, shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee, consisting solely of two or more Directors not at the time parties to the proceeding, which committee shall be designated by the Board of Directors (and Directors who are parties to the proceeding may participate in the vote to select such committee);

(c) By independent legal counsel:

(i) Selected by the Board of Directors as prescribed in clause (a) above or by the committee prescribed in clause (b) above; or

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(ii) If a quorum of the Directors cannot be obtained for clause (a) above and the committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (and Directors who are parties to the proceeding may participate in the vote to select such counsel);

(d) By the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding; or

(e) By any other method authorized by the laws of the State of Florida.

8. If a Change in Control has occurred, the person asserting the right to indemnification shall be entitled to select the method of making the determination described in Section 7, so long as such method is authorized pursuant to applicable law. As used herein, Change in Control means the occurrence of an event which results in any of the following:

(a) any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the corporation and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the corporation’s outstanding voting securities ordinarily having the right to vote for the election of Directors of the corporation;

(b) any merger, consolidation, reorganization or similar event of the corporation or any of its subsidiaries, as a result of which the holders of the voting stock of the corporation immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity;

(c) the individuals who, as of April 22, 2009 (the “Effective Date”), constitute the Board of Directors of the corporation (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the corporation, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Article, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the corporation or a sale of all or substantially all of its assets.

9. For purposes of this Article, the term “corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger. Any Director or Officer of the corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled directly or indirectly by the corporation, or (ii) any employee benefit plan of the corporation or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

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10. Each of the provisions of this Article is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Article is ever held void or unenforceable by a court of competent jurisdiction, then such court is hereby expressly authorized to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable. If any such portion cannot be so modified and is invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each person who is or was a Director and Officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements together with the related notes and the report of D. Brooks and Associates, CPAs, independent registered public accounting firm, are set forth in Item 15 of this Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) The following financial statements of the registrant are filed as a part of this Registration Statement:

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(b) Exhibits

Exhibit No.:	Description:	Filed as an Exhibit and Incorporated by Reference Herein:
2.1	Investment and Restructuring Agreement, dated April 11, 2019, by and among ViCapsys Life Sciences, Inc., ViCapsys, Inc, YPH, LLC, Stephen McCormack, Steve Gorlin, Charles Farrahar, Athens Encapsulation Inc., and the Additional Investors.	Exhibit 2.1 to Form 10 filed on February 12, 2020
3.1	Articles of Incorporation of the Registrant filed on July 8, 1997	Exhibit 3.1 to Form 10 filed on February 12, 2020
3.2	Articles of Amendment to the Articles of Incorporation of the Registrant, dated August 19, 1998	Exhibit 3.2 to Form 10 filed on February 12, 2020
3.3	Articles of Amendment to the Articles of Incorporation of the Registrant, dated March 18, 1999	Exhibit 3.3 to Form 10 filed on February 12, 2020
3.4	Articles of Amendment to the Articles of Incorporation of the Registrant, dated November 13, 2007	Exhibit 3.4 to Form 10 filed on February 12, 2020
3.5	Articles of Amendment to the Articles of Incorporation of the Registrant filed on January 15, 2008	Exhibit 3.5 to Form 10 filed on February 12, 2020
3.6	Amended and Restated Articles of Incorporation of the Registrant filed on April 28, 2009	Exhibit 3.6 to Form 10 filed on February 12, 2020
3.7	Amendment to Restated Articles of Incorporation of the Registrant filed on September 13, 2017	Exhibit 3.7 to Form 10 filed on February 12, 2020
3.8	Amendment with Certificate of Designations for Series A Convertible Preferred Stock and Series B Convertible Preferred Stock filed on December 17, 2017	Exhibit 3.8 to Form 10 filed on February 12, 2020
3.9	Articles of Correction filed on December 27, 2017	Exhibit 3.9 to Form 10 filed on February 12, 2020
3.10	Amended and Restated Bylaws of the Registrant	Exhibit 3.10 to Form 10 filed on February 12, 2020
10.1	Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.1 to Form 10 filed on February 12, 2020
10.2	First Amendment, dated January 22, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.2 to Form 10 filed on February 12, 2020
10.3	Second Amendment, dated May 6, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.3 to Form 10 filed on February 12, 2020
10.4	Third Amendment, dated August 25, 2014, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.4 to Form 10 filed on February 12, 2020
10.5	Fourth Amendment, dated December 1, 2014 ,to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.5 to Form 10 filed on February 12, 2020
10.6	Fifth Amendment, dated October 22, 2016, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.6 to Form 10 filed on February 12, 2020
10.7	Sixth Amendment, dated February 16, 2017, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.7 to Form 10 filed on February 12, 2020
10.8	Seventh Amendment, dated December 22, 2017, to the Exclusive Patent License Agreement, dated May 8, 2013, between ViCapsys, Inc. and The General Hospital Corporation d/b/a Massachusetts General Hospital	Exhibit 10.8 to Form 10 filed on February 12, 2020
10.9	Share Exchange Agreement, dated December 22, 2017, by and among ViCapsys Life Sciences, Inc., Michael W. Yurkowsky, ViCapsys, Inc., and the shareholders of ViCapsys, Inc.	Exhibit 10.9 to Form 10 filed on February 12, 2020
10.10*	Employment Agreement, dated June 3, 2019, between Vicapsys Life Sciences and Frances Toneguzzo	Exhibit 10.10 to Form 10 filed on February 12, 2020
21.1	List of Subsidiaries	Exhibit 21.1 to Form 10 filed on February 12, 2020

* Management contract or any other compensatory plan, contract, or arrangement with an executive officer of the registrant.

73

74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Vicapsys Life Sciences, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets Vicapsys Life Sciences, Inc. (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2018 and 2017, and the related financial statement footnotes (collectively referred to as the “financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 of the consolidated financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2019.

Palm Beach Gardens, Florida

February 3, 2020

F-1

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$86,330	$547,598
Prepaid Expenses	—	15,512
Total Current Assets	86,330	563,110

Property and equipment, net of accumulated depreciation of $410,840 and $283,612, respectively	206,182	295,391
Intangible asset, net of accumulated amortization of $26,942 and $1,463, respectively	465,572	180,087
Deposits	38,247	38,247
Total Assets	$796,331	$1,076,835

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$406,507	$506,469
Payable to related party	189,922	523,187
Accrued salaries, related parties	277,083	—
Advances payable, related parties	176,492	—
Total Current Liabilities	1,050,004	1,029,656

Commitments and contingencies (See Note 8)

Stockholders’ Equity (Deficit)
Preferred Stock; par value $0.001; 20,000,000 shares authorized
Series A Convertible Preferred Stock; par value $0.001; 3,000,000 shares authorized; 3,000,000 shares issued and outstanding; liquidation preference $7,500,000	3,000	3,000
Series B Convertible Preferred Stock; par value $0.001; 4,440,000 shares authorized; 4,440,000 shares issued and outstanding; liquidation preference $5,550,000	4,440	4,440
Common Stock, par value $0.001; 300,000,000 shares authorized; 9,650,133 and 8,758,582 shares issued and outstanding, respectively	9,650	8,759
Common stock to be issued, par value $0.001; 3,612,880 and 3,390,000 shares outstanding, respectively	3,613	3,390
Additional paid-in capital	11,282,359	9,382,216
Accumulated deficit	(11,556,735)	(9,354,626)
Total Stockholders’ Equity (Deficit)	(253,673)	47,179
Total Liabilities and Stockholders’ Equity (Deficit)	$796,331	$1,076,835

See accompanying notes to consolidated financial statements.

F-2

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017
Revenues	$742,586	$—

Operating Expenses
Personnel costs	1,510,742	1,668,902
Research and development expenses	98,752	233,023
Professional fees	444,017	560,928
Laboratory fees	388,631	314,783
Travel expenses	112,593	156,843
Office expenses	91,866	94,211
General and administrative expenses	298,094	205,652
Total Operating Expenses	2,944,695	3,234,342

Loss from operations	(2,202,109)	(3,234,342)

Other Income:
Interest income	—	7
Total Other Income	—	7

Net Loss	$(2,202,109)	$(3,234,335)

Basic and diluted net loss per common share	$(0.23)	$(0.54)

Basic and diluted weighted average common share outstanding	9,460,620	6,038,948

See accompanying notes to consolidated financial statements.

F-3

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2018 and 2017

											Total
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance January 1, 2017	3,000,000	$3,000	—	$—	5,970,000	$5,970	3,030,000	$3,030	$4,986,625	$(6,120,291)	$(1,121,666)

Pre-merger private placement	—	—	4,416,000	4,416	—	—	—	—	3,675,584	—	3,680,000
Issuance of Preferred Series B for settlement
of accounts payable, related party	—	—	24,000	24	—	—	—	—	19,976	—	20,000
Shares issued in reverse merger	—	—	—	—	2,788,582	2,789	—	—	(2,789)	—	—
Purchase of intangible assets for common
Stock to be issued	—	—	—	—	—	—	360,000	360	233,640	—	234,000
Stock based compensation	—	—	—	—	—	—	—	—	469,180	—	469,180
Net loss	—	—	—	—	—	—	—	—	—	(3,234,335)	(3,234,335)
Balance December 31, 2017	3,000,000	$3,000	4,440,000	$4,440	8,758,582	$8,759	3,390,000	$3,390	9,382,216	$(9,354,626)	$47,179

Shares issued in private placement	—	—	—	—	891,551	891	—	—	1,488,039	—	1,488,930
Purchase of intangible assets for
common stock to be issued	—	—	—	—	—	—	222,880	223	412,104	—	412,327
Net loss	—	—	—	—	—	—	—	—	—	(2,202,109)	(2,202,109)
Balance December 31, 2018	3,000,000	$3,000	4,440,000	$4,440	9,650,133	$9,650	3,612,880	$3,613	$11,282,359	$(11,556,735)	$(253,673)

See accompanying notes to consolidated financial statements.

F-4

VICAPSYS LIFE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2018	2017
Cash Flows from Operating Activities
Net Loss	$(2,202,109)	$(3,234,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	254,071	178,978
Stock based compensation	—	469,180
Changes in operating assets and liabilities
Prepaid expenses	15,512	(15,512)
Accounts payable and accrued liabilities	(99,964)	(610,389)
Payable to related party	(333,265)	50,691
Accrued salaries, related parties	277,083	—
Net Cash Used in Operating Activities	(2,088,672)	(3,161,388)

Cash Flows from Investing Activities:
Purchases of property and equipment	(38,019)	(4,127)
Payment of deposits	—	(37,044)
Net Cash Used in Investing Activities	(38,019)	(41,171)

Cash Flows from Financing Activities:
Proceeds from sale of Series B Preferred Stock	—	3,680,000
Proceeds from sale of common stock	1,488,931	—
Advances from related parties	767,374	50,000
Repayment of advances, related parties	(590,882)	(50,000)
Net Cash Used in Financing Activities	1,665,423	3,680,000

Net (Decrease) Increase in Cash	(461,268)	477,441

Cash - Beginning of period	547,598	70,157

Cash - End of period	$86,330	$547,598

Supplement disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Schedule of non-cash Investing and Financing activity:
Issuance of Series B Preferred Stock for accrued liabilities	$—	$20,000
Intangible asset purchased with common stock to be issued	$310,964	$181,350

See accompanying notes to consolidated financial statements.

F-5

NOTE 1 - ORGANIZATION

Business

Vicapsys Life Sciences, Inc. (“Company”, “VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On September 13, 2017, the Company amended and restated its articles of incorporation and changed its name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of its outstanding common stock, authorized 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. (“Vicapsys”, “VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of the Company (See Note 2).

The Company strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated products that incorporate proprietary derivatives of the chemokine CXCL 12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s proprietary product line that is applied to transplantation therapies and related stem-cell applications in the transplantation field.

NOTE 2 – SHARE EXCHANGE AGREEMENT

On December 22, 2017, pursuant to the Share Exchange Agreement by and among VLS, Michael W. Yurkowsky, VI and the shareholders of VI, the shareholders; pursuant to which:

●	each issued and outstanding share of VI common stock was exchanged for one and one-half (1½) shares of VLS Common Stock;
●	each issued and outstanding share of VI Series A Preferred Stock was exchanged for one and one-half (1½) shares of Series A Convertible Preferred Stock of VLS;
●	each issued and outstanding share of VI Series B Preferred Stock was exchanged for one and one-half (1½) shares of Series B Convertible Preferred Stock of VLS;
●	each option to purchase shares of VI common stock, whether or not then vested or exercisable (a “VI Option”), was converted into an option to acquire a number of shares of VLS Common Stock equal to the number of shares of VI common stock subject to such VI Option, multiplied by 1.5, with an exercise price per share equal to the exercise price per share of the VI Option, divided by 1.5; and
●	each warrant to purchase or receive shares of VI common stock, whether or not then vested or exercisable (a “VI Warrant”), was converted into a warrant to acquire a number of shares of VLS Common Stock equal to the number of shares of VI common stock subject to such VI Warrant, multiplied by 1.5, with an exercise price per share equal to the exercise price per share of the VI Warrant, if any, divided by 1.5.

As a result of the Share Exchange Agreement, VI became a wholly-owned subsidiary of VLS and the prior shareholders of VI received, in the aggregate, approximately 87.45% on a fully diluted basis of the issued and outstanding shares of VLS after the closing of the Exchange Agreement.

As a result of the Share Exchange Agreement, for financial statement reporting purposes, the Share Exchange Agreement between the Company and VI has been treated as a reverse acquisition and recapitalization with VI being deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB ASC Section 805-10-55. Therefore, the consolidated financial statements are those of VI (the accounting acquirer) prior to the Share Exchange Agreement and reflect the consolidated operations of the Company (the accounting acquiree) from the date of the Share Exchange Agreement. Prior to the Share Exchange Agreement, the Company had no operations. The equity of the consolidated entity is the historical equity of VI retroactively restated to reflect the number of shares issued by the Company in the reverse acquisition.

F-6

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the consolidated accounts of VLS and its’ wholly owned subsidiary VI. All intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Companies

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2018 and 2017 include useful life of property and equipment and intangible assets, valuation allowance for deferred tax asset and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents as of December 31, 2018 and 2017. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Sales Concentration and Credit Risk

One customer accounted for 100% of the Company’s revenues for the year ended December 31, 2018. There was no amount due from the customer as of December 31, 2018, and the Company did not have any revenues for the year ended December 31, 2017.

Intangible Assets

Costs for intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed.

Property and Equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment are as follows:

Computer equipment	3 years
Machinery and equipment	5 years
Furniture and fixtures	5 years

F-7

Expenditures for maintenance and repairs are charged against operations as incurred. Improvements which increase the value or materially extend the life of the related assets are capitalized. When assets are sold or retired, the cost and accumulated depreciation are removed from the balance sheet, and any gains or losses are recognized in the statement of operations.

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets and for the years ended December 31, 2018 and 2017, no such impairments were identified.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018 and 2017.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Additionally, effective January 1, 2017, the Company adopted the ASU No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

F-8

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07, effective January 1, 2017, and applied the guidance to options granted to non-employees during the years ended December 31, 2018 and 2017. The adoption did not have any impact on the consolidated financial statements

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the years ended December 31, 2018, and 2017, the Company recorded $98,752 and $233,023 of research and development expenses, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2018, and 2017, the Company’s dilutive securities are convertible into approximately 16,781,105 and 16,546,500 shares of common stock, respectively. This amount is not included in the computation of dilutive loss per share because their impact is antidilutive. The following table represents the classes of dilutive securities as of December 31, 2018, and 2017:

	2018	2017
Common stock to be issued	3,612,880	3,390,000
Convertible preferred stock	10,440,000	10,440,000
Stock options	2,641,500	2,716,500
Warrants to purchase common stock	86,725	-
	16,781,105	16,546,500

F-9

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

NOTE 4 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company experienced a net loss of $2,202,109 for the year ended December 31, 2018. At December 31, 2018, the Company had a working capital deficit of $963,674, and an accumulated deficit of $11,556,735. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Management’s Plans

In 2020, Management intends to raise additional funds through the issuances of debt or equity securities to support current operations and extend development of its product line. No assurance can be given that the Company will be successful in this effort. If the Company is unable to raise additional funds in 2020, it will be forced to severely curtail all operations.

NOTE 5 – INTANGIBLE ASSETS

The Company’s intangible assets consist of costs incurred in connection with the License Agreement with MGH, as amended (See Note 7). The consideration paid for the rights included in the License Agreement was in the form of common stock shares. The estimated value of the common stock issued at inception and during the License Agreement term is being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed which is approximately 16 years.

The Company’s intangible assets consisted of the following at December 31, 2018, and 2017:

	December 31, 2018	December 31, 2017
Licensed patents	$492,514	$181,550
Accumulated Amortization	(26,942)	(1,463)
Balance	$465,572	$180,087

The Company recognized $126,843 and $54,113 of amortization expense during the years ended December 31, 2018, and 2017, respectively, which is included in general and administrative expenses on the statement of operations. A portion of the amortization expense during the years ended December 31, 2018, and 2017, was due to a cumulative catch-up in connection with contingent consideration under the License Agreement which was triggered in both years (see Note 7).

Future expected amortization of intangible assets is as follows:

Fiscal Year Ending December 31,
2019	$31,299
2020	31,299
2021	31,299
2022	31,299
2023	31,299
Thereafter	309,077
$465,572

F-10

NOTE 6 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consisted of the following at December 31, 2018, and 2017:

	December 31, 2018	December 31, 2017
Medical equipment	$539,148	$501,129
Furniture and fixtures	77,874	77,874
Accumulated depreciation	(410,840)	(283,612)
	$206,182	$295,391

Depreciation expense of $127,228 and $124,864 was recorded for the years ended December 31, 2018 and 2017, respectively, and is included in general and administrative expenses on the consolidated statement of operations.

NOTE 7 – RELATED PARTY TRANSACTIONS

Payable, Related Party

The Company receives advances, on an as needed basis, from an entity related through common ownership. Further, the Company’s Chief Financial Officer (“CFO)” is also the CFO of the related entity and a member of the Company’s board is the Chief Executive Officer (“CEO”) of the related entity. These advances bear no interest and have no specific repayment terms. A summary of the activity for Payable to related party for the years ended December 31, 2018, and 2017 is as follows:

	December 31, 2018	December 31, 2017
Beginning Balance	$523,187	$472,296
Advances	212,366	842,801
Repayments of advances	(545,631)	(792,110)
Ending Balance	$189,922	$523,187

Accrued Salaries, Related Parties

As of December 31, 2018, the Company owed its CEO and CFO for unpaid salaries. A summary of the accrued salaries as of December 31, 2018, is as follows:

	CEO	CFO	Total
January 1, 2018, balance	$-	$-	$-
Accrued salaries	175,000	102,083	277,083
December 31, 2018, balance	$175,000	$102,083	$277,083

There were no accrued salaries as of December 31, 2017.

Advances payable, related parties

The Company’s CEO, CFO and a shareholder of the Company have made advances to the Company on an as needed basis. These advances bear no interest and have no specific repayment terms.

F-11

A summary of the activity related to these advances for the year ended December 31, 2018 is as follows.

December 31, 2018
January 1, 2018, balance	$-
Advances	767,374
Repayments of advances	(590,882)
December 31, 2018, balance	$176,492

The Company did not receive any advances from related parties during the year ended December 31, 2017.

Consulting Agreements

On May 1, 2013, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mark Poznansky, MD, (the “Consultant”) a stockholder and former Director. The Company engaged the Consultant to render consulting services with respect to the Company’s technology regarding the use of CXCL 12 to retard the body’s natural response to foreign objects and other related business in which the Company is engaged. The initial term of the Consulting Agreement was for one year and the Company agreed to pay the Consultant $10,000 per month for the consulting services. Either party could terminate the Consulting Agreement at any time, with or without cause, by providing the other party with advanced written notice of such termination. On January 1, 2018, the parties agreed to amend the monthly fee from $10,000 to $8,333 per month. The Consulting Agreement was terminated May 31, 2018. The Company incurred expenses of $41,667 and $100,000 for the years ended December 31, 2018 and 2017, respectively, related to the Consulting Agreement and is included in professional fees on the consolidated statement of operations. On March 31, 2017, the Consultant was also issued 24,000 shares of Series B Preferred Stock in settlement of $20,000 of accrued and unpaid consulting fees as of December 31, 2016.

Further, the Company incurred $125,000 of consulting expenses to a member of the Company’s Board of Directors during the year ended December 31, 2018, and is included in professional fees on the consolidated statement of operations.

MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”), pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in patent rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer products and processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty- bearing license to materials (as defined in the License Agreement) and to make, have made, use, have used, materials for only the purpose of creating products, the transfer of products and to use, have used and transfer processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use technological information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement (the “License”). As partial consideration upon execution of the License Agreement with MGH, the Company issued 3,000,000 shares of common stock to MGH with an estimated value of $200 which was capitalized as an intangible asset (see Note 5).

As amended by the 7th Amendment to the License Agreement dated December 22, 2017, the License Agreement requires that ViCapsys satisfy the following requirements prior to the first sale of Products (as defined in the License Agreement), by certain dates which have passed, but which are being revised and which remain subject to on-going negotiations among the parties:

●	Provide a detailed business and development plan;
●	Raise $2 million in a financing round;
●	Initiate and finance research regarding the role of CXCL12 in minimizing fibrosis formation; and
●	Initiate and finance research regarding the role of CXCL12 in beta cell function and differentiation

F-12

The License Agreement also requires ViCapsys to pay to MGH a one (1%) royalty rate on Net Sales related to the first license sub-field, which is the treatment of Type 1 Diabetes. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement). The License Agreement additionally requires ViCapsys to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($100,000,000) in any calendar year and four million United States dollars ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or process equal or exceed two hundred fifty million United States dollars ($250,000,000) in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights. As of December 31, 2017, the Company owed MGH $102,556 for reimbursable expenses under the License Agreement.

Lastly, the License Agreement, as amended, requires that MGH maintain a twenty percent (20%) equity position on a fully diluted basis until certain financial requirements are met as disclosed in the agreement. Accordingly, the Company recorded 222,880 and 360,000 shares of common stock to be issued during the year ended December 31, 2018, and 2017, respectively. Due to the triggering of this provision the estimated value of these shares was determined to be $412,328 and $234,000, of which $310,964 and $181,550 for the years ended December 31, 2018, and 2017, respectively, was capitalized as intangible asset costs (see Note 5) and $101,364 and $52,650 was recorded as cumulative catch-up amortization expense during the years ended December 31, 2018, and 2017, respectively, as if the additional contingent consideration provided under the License Agreement had been recorded from the inception of the License Agreement. The 582,880 shares to be issued in the aggregate as of December 31, 2018, satisfy the twenty percent requirement and no additional shares are needed to be issued.

The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, and (ii) one (1) year after the last sale for which a royalty is due under the License Agreement.

The License Agreement also grants MGH the right to terminate the License Agreement if ViCapsys fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to ViCapsys if ViCapsys: (i) shall make an assignment for the benefit of creditors; or (ii) or shall have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days of filing.

ViCapsys may terminate the License Agreement prior to its expiration by giving ninety (90) days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

The Company incurred expenses to MGH of $33,049 and $67,412 for the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, and 2017, there have not been any sales of product or process under this License Agreement.

NOTE 8– COMMITMENTS AND CONTINGENCIES

Lease Agreements

On March 1, 2014, the Company entered into a rental agreement with the Board of Regents of the University System of Georgia (“UGA”). As of July 1, 2016, the Company rented approximately 1,413 square feet for a monthly rent of $2,590 per month. Effective August 1, 2017, the Company rented approximately 2,771 square feet and the rent was increased to $5,542 per month and expiring July 1, 2019. Rent expense under the rental agreement was $66,504 and $43,253 during the years ended December 31, 2018 and 2017, respectively, and is included in office expenses on the statement of operations.

On June 3, 2017, the Company entered into an Equipment Lease Agreement (the “Lease Agreement”) for medical equipment with a cost of $76,600 (the equipment cost). Pursuant to the Lease Agreement, the Company paid a deposit of $32,705 and agreed to twenty-four (24) monthly payments (the term) of $1,756. The Company can acquire the equipment either a) after the first 6 monthly payments for the equipment cost minus the sum of the deposit and 70% of the monthly payments, or b) by paying seven (7) additional monthly payments at the end of the term. Equipment lease expense under the agreement was $24,343 and $9,799 during the years ended December 31, 2018 and 2017, respectively, and is included in laboratory expenses on the statement of operations. The equipment was returned upon the expiration of the lease in May 2019.

F-13

Future, minimum payments required on the rental agreement and the Lease Agreement through their expirations in 2019 are $33,252 and 9,693, respectively.

Legal Matters

The Company is not aware of any material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MGH License Agreement

As discussed in Note 7, the Company executed a License Agreement with MGH. The License Agreement also requires ViCapsys to pay to MGH a one (1%) royalty rate on Net Sales related to the first license sub-field, which is the treatment of Type 1 Diabetes. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement). The License Agreement additionally requires ViCapsys to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($100,000,000) in any calendar year and four million United States dollars ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or process equal or exceed two hundred fifty million United States dollars ($250,000,000) in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights. As of December 31, 2017, the Company owed MGH $102,556 for reimbursable expenses under the License Agreement.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 20,000,000 authorized shares of $0.001 preferred stock.

Series A Preferred Stock

On December 19, 2017, the Company amended their articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series A Preferred Stock, $0.001 per share, consisting of three million (3,000,000) shares. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series A Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series A Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of: the sum of $1.67 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series A Preferred Stock may elect at any time to convert such shares into common stock of the Company. Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion rate of 2:1 (the “Series A Conversion Rate”). The Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations. Under certain conditions, each share of Series A Preferred Stock shall automatically convert into shares of common stock at its then Conversion Rate.

The holders of the Series A Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series A Preferred Stock shall receive with respect to each share of Series A Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series A Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series A Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series A Preferred Stock.

F-14

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series A Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series A Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series A Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock.

As of December 31, 2018, and 2017, there were 3,000,000 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On December 19, 2017, we amended our articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series B Preferred Stock, $0.001 per share, consisting of four million four hundred forty thousand (4,440,000) shares (the “Series B Preferred Stock Certificate of Designation). Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series B Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series B Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Series B Preferred Stock Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of : the sum of $0.83 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series B Preferred Stock may elect at any time to convert such sharers into common stock of the Company. Each share of Series B Preferred Stock is convertible into shares of common stock at a conversion rate of 1:1 (the “Series B Conversion Rate”). The Series B Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations. Under certain conditions, each share of Series B Preferred Stock shall automatically convert into shares of common stock at its then Series B Conversion Rate.

The holders of the Series B Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series B Preferred Stock shall receive with respect to each share of Series B Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series B Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series B Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series B Preferred Stock.

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series B Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series B Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series B Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock.

During the year ended December 31, 2017, the Company sold 4,416,000 shares of Series B Preferred Stock and received net proceeds of $3,680,000. The Company also issued 24,000 shares of Series B Preferred Stock for settlement of an accounts payable with a related party in the amount of $20,000 (see Note 7). As of December 31, 2018, and 2017, there were 4,440,000 shares of Series B Preferred Stock issued and outstanding.

F-15

Common Stock

The Company has 300,000,000 authorized shares of $0.001 common stock. As of December 31, 2018, and December 31, 2017, there are 9,650,133 and 8,758,582, respectively, shares of common stock outstanding.

During the year ended December 31, 2018, the Company sold 891,551 shares of common stock at $1.85 per share to accredited investors. The Company received net proceeds of $1,488,930.

Common Stock to be issued

During the years ended December 31, 2018 and 2017, the Company recorded 222,880 and 360,000 shares of common stock to be issued to MGH, pursuant to the License Agreement (see Note 7), as amended, respectively. The shares were valued at $412,328 and $234,000, respectively based on the fair value of the common stock. As of December 31, 2018, and 2017, there are 3,612,880 and 3,390,000 shares of common stock to be issued, respectively.

Stock Options

The following table summarizes activities related to stock options of the Company for the years ended December 31, 2018 and 2017:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2017	-	-	-	$-
Granted	2,716,500	$0.83	10.0	$-
Outstanding and exercisable at December 31, 2017	2,716,500	$0.83	9.33	$-
Forfeited	(75,000)	$0.83	-	$-
Outstanding and exercisable at December 31, 2018	2,641,500	$0.83	8.33	$-

Pursuant to the stock option grant agreements, all granted options were considered fully vested upon the Share Exchange Agreement had executed (see Note 2). The Company recorded stock compensation expense of $469,180 during the year ended December 31, 2017, on the vested options. On the date of the grant, the Company determined the fair value of the options using a closed-form Black-Scholes pricing model and the following assumptions:

Expected dividends	-0-
Expected volatility	88.8%-89.3%
Expected term	5 years
Risk free interest	1.93%-2.13%

F-16

Warrants

The following table summarizes activities related to warrants of the Company for the year ended December 31, 2018:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding at January 1, 2018	-	-	-
Granted	86,725	$1.85	3.0
Outstanding and exercisable at December 31, 2018	86,725	$1.85	2.29

During the year ended December 31, 2018, the Company granted 86,725 warrants to purchase shares of common stock in conjunction with a private placement. The warrants were valued at $93,378 based on the closed-form Black-Scholes pricing model on the date issued which was recorded as a reduction of the proceeds received in the private offering.

The fair value of warrants as of the issue date was based upon the following assumptions:

Expected dividends	-0-
Expected volatility	90.3%
Expected term	3 years
Risk free interest	2.52%

NOTE 10 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

At December 31, 2018, the Company had federal net operating loss carryforwards (NOLs) of approximately $9,902,000. NOL’s generated prior to 2018 will expire during the years 2032 to 2037. Realization of any portion of the $2,079,376 deferred tax asset resulting from the NOLs at December 31, 2018 is not considered more likely than not by management; accordingly, a valuation allowance has been established for the full amount, which as of December 31, 2018 was $2,079,376. The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act decreases the U.S. corporate federal income tax rate from a maximum of 35% to a flat 21% effective January 1, 2018. The Act also includes a number of other provisions including, among others, the elimination of net operating loss carrybacks and limitations on the use of future losses, NOL’s generated in 2018 and later having an indefinite life, the repeal of the Alternative Minimum Tax regime, and the repeal of the domestic production activities deduction. The impact on the Company’s financial statements is immaterial, primarily because the Company has a valuation allowance against deferred tax assets which consists of NOLs.

	Year Ended
	December 31,
	2018	2017
Pre-tax loss	$(2,202,109)	$(3,234,335)
U.S. federal corporate income tax rate	21%	35%
Expected U.S. income tax credit	(462,443)	(1,132,017)
Tax rate difference	1,077,956	—
Permanent difference	—	164,213
Change of valuation allowance	(615,513)	967,804
Effective tax expense	$—	$—

F-17

The Company had deferred tax assets as follows:

	December 31, 2018	December 31, 2017
Tax loss carryforward	$2,079,376	$2,694,889
Less: valuation allowance	(2,079,376)	(2,694,889)
Net deferred tax assets	$—	$—

The Company’s NOL carryforwards may be significantly limited under the Internal Revenue Code (“IRC”). NOL carryforwards are limited under Section 382 when there is a significant ownership change as defined in the IRC. During the year ended December 31, 2017, and previous years, the Company may have experienced such ownership changes, which could pose limitations.

NOTE 11 – SUBSEQUENT EVENTS

On May 21, 2019 (the “Closing Date”), pursuant to that certain Investment and Restructuring Agreement, dated April 11, 2019 (the “IAR Agreement”), by and among the Company, ViCapsys, YPH, LLC, a Texas limited liability company (“YPH”), Stephen McCormack, the then Chief Executive Officer and a director of the Company, Steven Gorlin, then a director of the Company, Charles Farrahar, the Chief Financial Officer of the Company, Athens Encapsulation Inc., a Georgia corporation (“AEI”), Mr. McCormack, Mr. Gorlin, Mr. Farrahar and AEI may be collectively referred to herein as the “AEI Parties”, and additional investors (the “Additional Investors”) pursuant to which:

●	Stephen McCormack and Steven Gorlin each resigned from the Board of Directors of the Company and from all positions as officers or employees of the Company and VI.;

●	Federico Pier was appointed as the Executive Chairman of the Board of Directors of the Company. Michael Yurkowsky and Frances Toneguzzo were appointed the Board of Directors of the Company. Ms. Toneguzzo was appointed as the Chief Executive Officer of the Company.

●	YPH and the Additional Investors (together, the “Investors”) purchased an aggregate of 3,980,000 shares of common stock of the Company at a purchase price of $0.25 per share and warrants to purchase 3,980,000 shares of common stock exercisable from the date of their respective investment dates (ranging from July 14, 2019 to September 9, 2019) (the “Investment Date”) until the third anniversary of the Investment Date for $0.50 per share. The Company received $971,500 net proceeds from the sale of the common stock and warrants.

●	The Company assigned all of the Company’s right, title and interest in the Master Service Agreement and related work orders with its customer, Otsuka to AEI.

VI assigned its lease to the Athens, Georgia Laboratory and office (the “Athens Facility”) to AEI.

●	The Company contributed to AEI all physical assets located at the Athens Facility These contributed assets did not include intellectual property related to the use of CXCL12, and the AEI Partiesagreed that neither they nor any affiliated party will use CXCL12 or any analogues in any of its activities. The Company retained the right to use any of the “encapsulation technology” utilized or developed at the Athens Facility before the IAR was executed.

●	AEI assumed certain liabilities of the Company , including, but not limited to, $189,922 owed by the Company to Aperisys, Inc. (an aggregate of $353,092 in advances made by Steve Gorlin, Charles Farrahar and Stephen McCormack to the Company an aggregate of $395,833 in accrued salaries owed by the Company to Stephen McCormack and Charles Farrahar ; and an aggregate of $150,395 in trade payables attributable to the Athens Facility

F-18

●	AEI issued an aggregate of 1,600 shares of AEI common stock (the “AEI Common Stock”) to the officer and employees of AEI (the “AEI Shareholders”), representing 80% of the outstanding capital stock of AEI. The AEI Shareholders are Steve Gorlin, Stephen McCormack, and Charles Farrahar, current shareholders of the Company, two of which were former Directors of the Company.

●	AEI issued 400 shares of preferred stock (the “AEI Preferred Stock”), to the Company. Once AEI pays the assumed liabilities noted above, the Certificate of Designation for the AEI Preferred Stock entitles the holder to receive all distributions made by AEI on any of its equity securities up to a total of $4,000,000 (the “AEI Preferred Payment”). Following the full payment of the AEI Preferred Payment, the AEI Preferred Stock shall automatically be converted into a number of shares of AEI Common Stock such that it is equal to 20% of all issued and outstanding AEI Common Stock at such time.

●	Mr. McCormack and the Company amended Mr. McCormack’s original option agreement dated March 20, 2017, to (i) reduce the number of Mr. McCormack’s option shares from 1,440,000 to 600,000; and (ii) extend the exercise period of Mr. McCormack’s options from three (3) months to three (3) years following the Closing Date.

From May 21, 2019, through September 9, 2019, the Company sold 3,980,0000 shares of common stock in a private placement at $0.25 per share and issued 3,980,000 warrants to purchase common stock at $0.50 per share, expiring on the three- year anniversary of the date of the sale of the common stock to each investor. The Company received net proceeds of $971,500.

On June 3, 2019, the Company entered into an employment agreement with Chief Executive Officer Frances Toneguzzo. The agreement stipulates an annual salary of $275,000 and a stock option grant of 350,000 shares of common stock with an exercise price of $0.25 per share. The option vested 100,000 shares on June 3, 2019, and the remaining 250,000 options vests ratably over a three-year period from the date of grant.

As of the date of these consolidated financial statements, all common stock shares presented as to be issued as of December 31, 2018 and 2017 have been issued, other than 30,000 shares as of December 31, 2018, remain unissued.

The Company has evaluated subsequent events through the date the consolidated financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

F-19

VICAPSYS LIFE SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash	$510,646	$86,330
Total Current Assets	510,646	86,330

Intangible asset, net of accumulated amortization of $52,884 and $26,942, respectively	439,630	465,572
Assets held for disposal	—	244,429
Total Assets	$950,276	$796,331

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$404,094	$349,955
Liabilities held for disposal	—	700,049
Total Current Liabilities	404,094	1,050,004

Commitments and contingencies (See Note 8)

Stockholders’ Equity (Deficit)
Preferred Stock; par value $0.001; 20,000,000 shares authorized Series A Convertible Preferred Stock; par value $0.001; 3,000,000 shares authorized; 3,000,000 shares issued and outstanding; liquidation preference $7,500,000	3,000	3,000
Series B Convertible Preferred Stock; par value $0.001; 4,440,000 shares authorized; 4,440,000 shares issued and outstanding; liquidation preference $5,550,000	4,440	4,440
Common Stock, par value $0.001; 300,000,000 shares authorized; 13,250,133 and 9,650,133 shares issued and outstanding, respectively	13,250	9,650
Common stock to be issued, par value $0.001; 4,884,431 and 3,612,880 shares outstanding, respectively	4,885	3,613
Additional paid-in capital	13,397,885	11,282,359
Accumulated deficit	(12,877,278)	(11,556,735)
Total Stockholders’ Equity (Deficit)	546,182	(253,673)
Total Liabilities and Stockholders’ Equity (Deficit)	$950,276	$796,331

See accompanying notes to unaudited condensed consolidated financial statements.

F-20

VICAPSYS LIFE SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the nine months ended September 30,
	2019	2018

Operating Expenses
Personnel costs	$306,992	$509,076
Research and development costs	98,984	98,752
Professional fees	343,011	407,404
Travel expenses	—	52,335
General and administrative expenses	35,290	133,148
Total Operating Expenses	784,277	1,200,716

Loss from continuing operations before income taxes	(784,277)	(1,200,716)
Income taxes	—	—
Loss from continuing operations	(784,277)	(1,200,716)
Loss from discontinued operations (Note 9)	(375,787)	(1,246,587)
Net Loss	(1,160,064)	(2,447,303)

Deemed dividend	(160,479)	—

Net Loss available to common stockholders	$(1,320,543)	$(2,447,303)

Basic and diluted net loss per common share
Continuing operations	$(0.09)	$(0.13)
Discontinued operations	(0.04)	(0.13)
	$(0.13)	$(0.26)

Basic and diluted weighted average common share outstanding	10,570,721	9,396,520

See accompanying notes to unaudited condensed consolidated financial statements.

F-21

VICAPSYS LIFE SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the nine months ended September 30, 2019 and 2018

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance January 1, 2019	3,000,000	$3,000	4,440,000	$4,440	9,650,133	$9,650	3,612,880	$3,613	$11,282,359	$(11,556,735)	$(253,673)

Disposal of net liabilities to a related party	—	—	—	—	—	—	—	—	875,177	—	875,177
Stock based compensation	—	—	—	—	—	—	—	—	113,241	—	113,241
Shares issued in private placement	—	—	—	—	3,600,000	3,600	380,000	380	967,250	—	971,500
Deemed dividend	—	—	—	—	—	—	891,551	892	159,588	(160,479)	—
Net loss	—	—	—	—	—	—	—	—	—	(1,160,064)	(1,160,064)
Balance September 30, 2019	3,000,000	$3,000	4,440,000	$4,440	13,250,133	$13,250	4,884,431	$4,885	$13,397,885	$(12,877,278)	$546,182

Balance January 1, 2018	3,000,000	$3,000	4,440,000	$4,440	8,758,582	$8,759	3,390,000	$3,390	9,382,216	$(9,354,626)	$47,179
Shares issued in private placement	—	—	—	—	891,551	891	—	—	1,488,039	—	1,488,930
Purchase of intangible assets for common stock to be issued	—	—	—	—	—	—	222,880	223	412,105	—	412,328
Net loss	—	—	—	—	—	—	—	—	—	(2,447,303)	(2,447,303)
Balance September 30, 2018	3,000,000	$3,000	4,440,000	$4,440	9,650,133	$9,650	3,612,880	$3,613	$11,282,360	$(11,801,929)	$(498,866)

See accompanying notes to unaudited condensed consolidated financial statements.

F-22

VICAPSYS LIFE SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended,
	2019	2018
Cash Flows from Operating Activities
Net loss from continuing operations	$(784,277)	$(1,200,716)
Net loss from discontinue operations	(375,787)	(1,246,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	25,942	121,486
Stock based compensation	113,241	—
Changes in operating assets and liabilities
Prepaid expenses	—	15,512
Accounts payable and accrued liabilities	54,140	79,586
Net Cash Used in Operating Activities – Continuing operations	(590,954)	(984,132)
Net Cash Used in Operating Activities – Discontinued operations	(132,830)	(1,277,965)
Net Cash Used in Operating Activities	(723,784)	(2,262,097)

Cash Flows from Investing Activities:
Net Cash Used in Investing Activities – Continuing operations	—	—
Net Cash Used in Investing Activities – Discontinued operations	—	(38,019)
Net Cash Used in Investing Activities	—	(38,019)

Cash Flows from Financing Activities:
Proceeds from sale of common stock and warrants	971,500	1,488,931
Net Cash Provided by Financing Activities – Continuing operations	971,500	1,488,931
Net Cash Provided by Financing Activities – Discontinued operations	176,600	267,000
Net Cash Provided by Financing Activities	1,148,100	1,755,931

Net Increase (Decrease) in Cash	424,316	(544,185)

Cash, Beginning of period	86,330	547,598

Cash, End of period	$510,646	$3,413

Supplement disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Schedule of non-cash Investing and Financing activity:
Intangible asset purchased with common stock to be issued	$—	$310,964

Assets and liabilities transferred in AEI transaction:
Security deposits	$(38,247)	$—
Property and equipment, net	(175,818)	—
Accounts payable and accrued liabilities	150,395	—
Payable to related party	189,922	—
Advances payable, related parties	353,092	—
Accrued salaries, related parties	395,833	—
	$875,177	$—

See accompanying notes to unaudited condensed consolidated financial statements.

F-23

NOTE 1 - ORGANIZATION

Business

Vicapsys Life Sciences, Inc. (“VLS”) was incorporated in the State of Florida on July 8, 1997 under the name All Product Distribution Corp. On August 19, 1998, the Company changed its name to Phage Therapeutics International, Inc. On November 13, 2007, the Company changed its name to SSGI, Inc. On September 13, 2017, the Company amended and restated its articles of incorporation and changed its name to Vicapsys Life Sciences, Inc., effected a 1-for-100 reverse stock split of its outstanding common stock, authorized 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On December 22, 2017, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among VLS, Michael W. Yurkowsky, ViCapsys, Inc. (“Vicapsys”, “VI”) and the shareholders of VI, a private company, VI became a wholly owned subsidiary of the Company, collectively referred to as the “Company”.

On May 21, 2019 the Company closed an Investment and Restructuring Agreement (see Note 3).

The Company strategy is to develop and commercialize, on a worldwide basis, various intellectual property rights (patents, patent applications, know how, etc.) relating to a series of encapsulated products that incorporate proprietary derivatives of the chemokine CXCL 12 for creating a zone of immunoprotection around cells, tissues, organs and devices for therapeutic purposes. The product name VICAPSYN™ is the Company’s proprietary product line that is applied to transplantation therapies and related stem-cell applications in the transplantation field.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company experienced a net loss of $1,160,064 for the nine months ended September 30, 2019, had working capital of $106,552 and an accumulated deficit of $12,877,278 as of September 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

In 2020, Management intends to raise additional funds to support current operations and extend development of its product line. No assurance can be given that the Company will be successful in this effort. If the Company is unable to raise additional funds in 2020, it will be forced to severely curtail all operations.

NOTE 3 – INVESTMENT AND RESTRUCTURING AGREEMENT

On May 21, 2019 (the “Closing Date”), pursuant to that certain Investment and Restructuring Agreement, dated April 11, 2019 (the “IAR Agreement”), by and among the Company, ViCapsys, YPH, LLC, a Texas limited liability company (“YPH”), Stephen McCormack, the then Chief Executive Officer and a director of the Company, Steven Gorlin, then a director of the Company, Charles Farrahar, the Chief Financial Officer of the Company, Athens Encapsulation Inc., a Georgia corporation (“AEI”), Mr. McCormack, Mr. Gorlin, Mr. Farrahar and AEI may be collectively referred to herein as the “AEI Parties”, and additional investors (the “Additional Investors”) pursuant to which:

●	Stephen McCormack and Steven Gorlin each resigned from the Board of Directors of the Company and from all positions as officers or employees of the Company and VI;

●	Federico Pier was appointed as the Executive Chairman of the Board of Directors of the Company. Michael Yurkowsky and Frances Toneguzzo were appointed the Board of Directors of the Company. Ms. Toneguzzo was appointed as the Chief Executive Officer of the Company.

F-24

●	YPH and the Additional Investors (together, the “Investors”) purchased an aggregate of 3,980,000 shares of common stock of the Company at a purchase price of $0.25 per share and warrants to purchase 3,980,000 shares of common stock exercisable from the date of their respective investment dates (ranging from July 14, 2019 to September 9, 2019) (the “Investment Date”) until the third anniversary of the Investment Date for $0.50 per share. The Company received $971,500 net proceeds from the sale of the common stock and warrants.

●	The Company assigned all of the Company’s right, title and interest in the Master Service Agreement and related work orders with its customer, Otsuka to AEI.

●	VI assigned its lease to the Athens, Georgia Laboratory and office (the “Athens Facility”) to AEI.

●	The Company contributed to AEI all physical assets located at the Athens Facility. These contributed assets did not include intellectual property related to the use of CXCL12, and the AEI Parties agreed that neither they nor any affiliated party will use CXCL12 or any analogues in any of its activities. The Company retained the right to use any of the “encapsulation technology” utilized or developed at the Athens Facility before the IAR was executed.

●	AEI assumed certain liabilities of the Company , including, but not limited to, $189,922 owed by the Company to Aperisys, Inc., an aggregate of $353,092 in advances made by Steve Gorlin, Charles Farrahar and Stephen McCormack to the Company an aggregate of $395,833 in accrued salaries owed by the Company to Stephen McCormack and Charles Farrahar; and an aggregate of $150,395 in trade payables attributable to the Athens Facility

●	AEI issued an aggregate of 1,600 shares of AEI common stock (the “AEI Common Stock”) to the officer and employees of AEI (the “AEI Shareholders”), representing 80% of the outstanding capital stock of AEI. The AEI Shareholders are Steve Gorlin, Stephen McCormack, and Charles Farrahar, current shareholders of the Company, two of which were former Directors of the Company.

●	AEI issued 400 shares of preferred stock (the “AEI Preferred Stock”), to the Company. Once AEI pays the assumed liabilities noted above, the Certificate of Designation for the AEI Preferred Stock entitles the holder to receive all distributions made by AEI on any of its equity securities up to a total of $4,000,000 (the “AEI Preferred Payment”). Following the full payment of the AEI Preferred Payment, the AEI Preferred Stock shall automatically be converted into a number of shares of AEI Common Stock such that it is equal to 20% of all issued and outstanding AEI Common Stock at such time.

●	Mr. McCormack and the Company amended Mr. McCormack’s original option agreement dated March 20, 2017, to (i) reduce the number of Mr. McCormack’s option shares from 1,440,000 to 600,000; and (ii) extend the exercise period of Mr. McCormack’s options from three (3) months to three (3) years following the Closing Date. The Company recognized $29,965 of incremental stock-based compensation expense during the nine months ended September 30, 2019 due to this option modification which is included in professional fees on the consolidated statement of operations.

Pursuant to ASC 205-20 Presentation of Financial Statements: Discontinued Operations and amended by ASU No. 2014-08, management has determined that this transaction meets the definition of presenting discontinued operations; as the Company disposed of a component of its business (see Notes 4 and 9).

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made. Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with a reading of the Company’s audited financial statements and notes thereto for the year ended December 31, 2018, filed in the Form 10. Interim results of operations for the nine months ended September 30, 2019, and 2018, are not necessarily indicative of future results for the full year. The unaudited condensed consolidated financial statements of the Company include the consolidated accounts of VLS and its’ wholly owned subsidiary VI. All intercompany accounts and transactions have been eliminated in consolidation.

F-25

Emerging Growth Companies

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates for the nine months ended September 30, 2019 and 2018 include useful life of property and equipment and intangible assets, valuation allowance for deferred tax asset and non-cash equity transactions and stock-based compensation.

Cash

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company held no cash equivalents as of September 30, 2019, and December 31, 2018. Cash balances may, at certain times, exceed federally insured limits. If the amount of a deposit at any time exceeds the federally insured amount at a bank, the uninsured portion of the deposit could be lost, in whole or in part, if the bank were to fail.

Sales Concentration and Credit Risk

One customer accounted for 100% of the Company’s revenues (included in net loss of discontinued operations) for the nine months ended September 30, 2019. There were no amounts due from this customer as of September 30, 2019 and December 31, 2018. The Company had no revenues for the nine months ended September 30, 2018.

Intangible Assets

Costs for intangible assets are accounted for through the capitalization of those costs incurred in connection with developing or obtaining such assets. Capitalized costs are included in intangible assets in the consolidated balance sheets. The Company’s intangible assets consist of costs incurred in connection with securing an Exclusive Patent License Agreement with The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”), as amended (the “License Agreement”). These costs are being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed.

Property and Equipment Disposed

Prior to the disposal of property and equipment (see Note 3) property and equipment was stated at cost, and depreciation was provided by use of a straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment are as follows:

Computer equipment	3 years
Machinery and equipment	5 years
Furniture and fixtures	5 years

F-26

Expenditures for maintenance and repairs were charged against operations as incurred. Improvements which increase the value or materially extend the life of the related assets are capitalized. When assets were sold or retired, the cost and accumulated depreciation were removed from the balance sheet, and any gains or losses are recognized in the statement of operations. During the nine months ended September 30, 2019, all property and equipment held by the Company was transferred to a related party (see Notes 3 and 9).

Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. Management has reviewed the Company’s long-lived assets and for the nine months ended September 30, 2019, and for the year ended December 31, 2018, no such impairments were identified.

Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-10. In the period in which the component meets held-for-sale or discontinued operations criteria the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations.

The Company disposed of a component of its business pursuant to the IAR Agreement (see Note 3) in May 2019, which met the definition of a discontinued operation. Accordingly, the operating results of the business transferred are reported as a loss from discontinued operations in the accompanying unaudited condensed consolidated financial statements for the nine months ended September 30, 2019, and 2018. For additional information, see Note 9- Discontinued Operations.

Equity Method Investment

The Company accounts for investments in which the Company owns more than 20% or has the ability to exercise significant influence of the investee, using the equity method in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary, and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

In accordance with ASC 323-10-35-20 through 35-22, the investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. An investor shall, however, provide for additional losses if the imminent return to profitable operations by an investee appears to be assured. For example, a material, nonrecurring loss of an isolated nature may reduce an investment below zero even though the underlying profitable operating pattern of an investee is unimpaired. If the investee subsequently reports net income, the investor shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

F-27

Equity and cost method investments are classified as investments. The Company periodically evaluates its equity and cost method investments for impairment due to declines considered to be other than temporary. If the Company determines that a decline in fair value is other than temporary, then a charge to earnings is recorded as an impairment loss in the accompanying consolidated statements of operations.

The Company’s equity method investment consists of equity owned in Athens Encapsulation Inc (AEI) which was given to the Company as part of an investment and restructuring agreement (see Note 3). Therefore, as of September 30, 2019, the Company has no cost basis in the investment. During the nine months ended September 30, 2019, the Company’s proportionate share of net income was insignificant.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2019 and 2018.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued liabilities, payables with related parties, approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company’s contracts with customers are generally on a contract and work order basis and represent obligations that are satisfied at a point in time, as defined in the new guidance, generally upon delivery or has services are provided. Accordingly, revenue for each sale is recognized when the Company has completed its performance obligations. Any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized. During the nine months ended September 30, 2019, the Company provided research and development services to a third party, completed the study and recognized revenue of $50,000, which is included in net loss of discontinued operations.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation,” which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Additionally, effective January 1, 2017, the Company adopted the ASU No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

F-28

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07, effective January 1, 2017, and applied the guidance to options granted to non-employees during the nine months ended September 30, 2019 and 2018. The adoption did not have any impact on the consolidated financial statements

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred. For the nine months ended September 30, 2019, and 2018, the Company recorded $98,984 and $98,752 of research and development expenses, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. Deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. Interest and penalties are classified as a component of interest and other expenses. To date, the Company has not been assessed, nor paid, any interest or penalties.

Uncertain tax positions are measured and recorded by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of September 30, 2019, and 2018, the Company’s dilutive securities are convertible into approximately 21,921,156 and 16,781,105 shares of common stock, respectively. This amount is not included in the computation of dilutive loss per share because their impact is antidilutive. The following table represents the classes of dilutive securities as of September 30, 2019, and 2018:

	September 30, 2019	September 30, 2018
Common stock to be issued	4,884,431	3,612,880
Convertible preferred stock	10,440,000	10,440,000
Stock options	2,450,000	2,641,500
Warrants to purchase common stock	4,146,725	86,725
	21,921,156	16,781,105

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. This ASU did not have a material impact on the Company’s consolidated financial statements as the Company has no lease arrangements within the scope of ASU 2016-02 as of September 30, 2019.

F-29

NOTE 5 – INTANGIBLE ASSETS

The Company’s intangible assets consist of costs incurred in connection with the License Agreement with MGH, as amended (See Note 7). The consideration paid for the rights included in the License Agreement was in the form of common stock shares. The estimated value of the common stock is being amortized over the term of the License Agreement which is based on the remaining life of the related patents being licensed which is approximately 16 years.

The Company’s intangible assets consisted of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Licensed patents	$492,514	$492,514
Accumulated Amortization	(52,884)	(26,942)
Balance	$439,630	$465,572

The Company recognized $25,942 and $121,486 of amortization expense for the nine months ended September 30, 2019 and 2018, respectively, which is included in general and administrative expenses on the statement of operations. A portion of the amortization expense during the nine months ended September 30, 2018 was due to a cumulative catch-up in connection with contingent consideration under a License Agreement which was triggered during the period (see Note 7).

Future expected amortization of intangible assets is as follows:

Twelve months ending September 30,
2020	$31,299
2021	31,299
2022	31,299
2023	31,299
2024	31,299
Thereafter	283,135
$439,630

NOTE 6 – RELATED PARTY TRANSACTIONS

Consulting Agreement

On June 21, 2019, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mark Poznansky, MD, (the “Consultant”) a stockholder and former Director. The Company engaged the Consultant to render consulting services with respect to informing, guiding and supervising the development of antagonists to immune repellents or anti-fugetaxins for the treatment of cancer. The initial term of the Consulting Agreement is for one year (the “Initial Term”) and the Company agreed to pay the Consultant $3,000 per month commencing June 1, 2019, with the fee increasing to $6,000 per month commencing on the 1st day of the month following the completion of a $5 million in fundraising by the Company. After the Initial Term, the Consulting Agreement automatically renews for additional one-year periods, unless the Company terminates the Consulting Agreement, upon not less than thirty (30) days- notice. The Company incurred expenses of $12,000 for the nine months ended September 30, 2019, related to the Consulting Agreement which is included in professional fees on the unaudited condensed consolidated statement of operations.

F-30

For the nine months ended September 30, 2018, the Company incurred expenses of $41,667, which are included in professional fees on the unaudited condensed consolidated statement of operations, with the same Consultant under a similar consulting agreement which was terminated May 31, 2018.

Further, the Company incurred $30,000 and $125,000 of consulting expenses to shareholders of the Company during the nine months ended September 30, 2019 and 2018, respectively, which is included in professional fees on the unaudited condensed consolidated statement of operations, and $37,500 to a Director of the Company for services, which is included in personnel costs on the unaudited condensed consolidated statement of operations.

MGH License Agreement

On May 8, 2013, ViCapsys and The General Hospital Corporation, d/b/a Massachusetts General Hospital (“MGH”) entered into an Exclusive Patent License Agreement as amended (the “License Agreement”), pursuant to which MGH granted to the Company, in the field of coating and transplanting cells, tissues and devices for therapeutic purposes, on a worldwide basis: (i) an exclusive, royalty-bearing license under its rights in patent rights (as defined in the License Agreement) to make, use, sell, lease, import and transfer products and processes (each as defined in the License Agreement); (ii) a non-exclusive, sub-licensable (solely in the License Field and License Territory (each as defined in the License Agreement)) royalty- bearing license to materials (as defined in the License Agreement) and to make, have made, use, have used, materials for only the purpose of creating products, the transfer of products and to use, have used and transfer processes; (iii) the right to grant sublicenses subject to and in accordance with the terms of the License Agreement, and (iv) the nonexclusive right to use technological information (as defined in the License Agreement) disclosed by MGH to the Company under the License Agreement, all subject to and in accordance with the License Agreement (the “License”). As partial consideration upon execution of the License Agreement with MGH, the Company issued 3,000,000 shares of common stock to MGH with an estimated value of $200 which was capitalized as an intangible asset (see Note 5).

As amended by the 7th Amendment to the License Agreement dated December 22, 2017, the License Agreement requires that ViCapsys satisfy the following requirements prior to the first sale of Products (as defined in the License Agreement), by dates certain which have passed, but which are being revised and which remain subject to on-going negotiations among the parties:

●	Provide a detailed business and development plan;
●	Raise $2 million in a financing round;
●	Initiate and finance research regarding the role of CXCL12 in minimizing fibrosis formation; and
●	Initiate and finance research regarding the role of CXCL12 in beta cell function and differentiation

The License Agreement also requires ViCapsys to pay to MGH a one (1%) royalty rate on Net Sales related to the first license sub-field, which is the treatment of Type 1 Diabetes. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement). The License Agreement additionally requires ViCapsys to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($100,000,000) in any calendar year and four million United States dollars ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or process equal or exceed two hundred fifty million United States dollars ($250,000,000) in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

Lastly, the License Agreement, as amended, requires that MGH maintain a twenty percent (20%) equity position on a fully diluted basis until certain financial requirements are met as disclosed in the agreement. Accordingly, as of September 30, 2019, and December 31, 2018, the Company has recorded 582,880 shares of common stock to be issued due to the triggering of this provision during the year ended December 31, 2018. The estimated value of these shares was determined to be $646,328, of which $310,964 was capitalized as intangible asset costs (see Note 5) during the year ended December 31, 2018. The remaining $101,364 was recorded as amortization expense during the nine months ended September 30, 2018 as if the additional contingent consideration provided under the License Agreement had been recorded from the inception of the License Agreement. The 582,880 shares to be issued in the aggregate as of September 30, 2019 and December 31, 2018, satisfy the twenty percent requirement and no additional shares are needed to be issued.

F-31

The License Agreement expires on the later of (i) the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, and (ii) one (1) year after the last sale for which a royalty is due under the License Agreement.

The License Agreement also grants MGH the right to terminate the License Agreement if ViCapsys fails to make any payment due under the License Agreement or defaults in the performance of any of its other obligations under the License Agreement, subject to certain notice and rights to cure set forth therein. MGH may also terminate the License Agreement immediately upon written notice to ViCapsys if ViCapsys: (i) shall make an assignment for the benefit of creditors; or (ii) or shall have a petition in bankruptcy filed for or against it that is not dismissed within sixty (60) days of filing.

ViCapsys may terminate the License Agreement prior to its expiration by giving ninety (90) days’ advance written notice to MGH, and upon such termination shall, subject to the terms of the License Agreement, immediately cease all use and sales of Products and Processes.

The Company incurred expenses to MGH of $98,984 and $30,893 during the nine months ended September 30, 2019, and 2018, respectively.

As of September 30, 2019, there have not been any sales of product or process under this License Agreement.

Investment and Restructuring Agreement (IAR Agreement)

As discussed in Note 3, the Company transferred certain assets and liabilities to AEI, a company majority owned by three current shareholders of the Company, two of which were also former Directors and one was an officer of the Company. As a result of the IAR, the Company received 400 shares of preferred stock in AEI (see Note 3 for further disclosures related to the AEI preferred stock).

Liabilities Incurred with Related Parties

See Note 9 for various transactions with related parties resulting in liabilities that were transferred to a related party in connection with the IAR Agreement (Note 3).

NOTE 7– COMMITMENTS AND CONTINGENCIES

Lease Agreements

On March 1, 2014, the Company entered into a rental agreement with the Board of Regents of the University System of Georgia (“UGA”). As of July 1, 2016, the Company rented approximately 1,413 square feet for a monthly rent of $2,590 per month. Effective August 1, 2017, the Company rented approximately 2,771 square feet and the rent was increased to $5,542 per month and expiring July 1, 2019. Rent expense under the rental agreement was $22,168 and $49,878, during the nine months ended September 30, 2019, and 2018, respectively, and is included in office expenses on the unaudited condensed consolidated statement of operations. The lease was assigned to AEI in May 2019.

On June 3, 2017, the Company entered into an Equipment Lease Agreement (the “Lease Agreement”) for medical equipment with a cost of $76,600 (the equipment cost). Pursuant to the Lease Agreement, the Company paid a deposit of $32,705 and agreed to twenty-four (24) monthly payments (the term) of $1,756. The Company can acquire the equipment either a) after the first 6 monthly payments for the equipment cost minus the sum of the deposit and 70% of the monthly payments, or b) by paying seven (7) additional monthly payments at the end of the term. Equipment lease expense under the agreement was $9,693 and $18,527 during the nine months ended September 30, 2019 and 2018, respectively, and is included in laboratory expenses on the unaudited condensed consolidated statement of operations. The Company returned the equipment upon the expiration of the lease in May 2019.

Legal Matters

The Company is not aware of any material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

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MGH License Agreement

As discussed in Note 7, the Company executed a License Agreement with MGH. The License Agreement also requires ViCapsys to pay to MGH a one (1%) royalty rate on Net Sales related to the first license sub-field, which is the treatment of Type 1 Diabetes. Future sub-fields shall carry a reasonable royalty rate, consistent with industry standards, to be negotiated at the time the first such royalty payment shall become due with respect to the applicable Products and Processes (as defined in the License Agreement). The License Agreement additionally requires ViCapsys to pay to MGH a $1.0 million “success payment” within 60 days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($100,000,000) in any calendar year and four million United States dollars ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or process equal or exceed two hundred fifty million United States dollars ($250,000,000) in any calendar year. The Company is also required to reimburse MGH’s expenses in connection with the preparation, filing, prosecution and maintenance of all Patent Rights.

Consulting Agreement

On June 21, 2019, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with C & H Capital, Inc. (the “Consultant”). The Company engaged the Consultant to render consulting services to facilitate long range strategic investor relations planning and other related services. The initial term of the Consulting Agreement is for one year (the “Initial Term”) and the Company agreed to pay the Consultant $3,500 on the last business day for each month of service. Either party may terminate the Consulting Agreement upon thirty (30) days prior written notice in the event the other party violates a material provision of the Consulting Agreement and fails to cure such breach within ten (10) days of written notice of such violation from the non-breaching party. The Company incurred expenses of $10,500 for the nine months ended September 30, 2019, related to the Consulting Agreement and is included in professional fees on the unaudited condensed consolidated statement of operations. The Consultant also received a stock option grant of 50,000 shares of common stock that vested upon the grant, with an exercise price of $0.25 per share (see Note 10). The Company valued the options granted at $6,490 and is included in professional fees on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019.

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has 20,000,000 authorized shares of $0.001 preferred stock.

Series A Preferred Stock

On December 19, 2017, the Company amended their articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series A Preferred Stock, $0.001 per share, consisting of 3 million (3,000,000) shares. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series A Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series A Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of: the sum of $1.67 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series A Preferred Stock may elect at any time to convert such shares into common stock of the Company. Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion rate of 2:1 (the “Conversion Rate”). The Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations. Under certain conditions, each share of Series A Preferred Stock shall automatically convert into shares of common stock at its then Series A Conversion Rate.

F-33

The holders of the Series A Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series A Preferred Stock shall receive with respect to each share of Series A Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series A Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series A Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series A Preferred Stock.

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series A Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series A Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series A Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock.

As of September 30, 2019, and December 31, 2018, there were 3,000,000 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On December 19, 2017, the Company amended the articles of incorporation by filing a certificate of designation with the Secretary of State of Florida therein designating a class of preferred stock as Series B Preferred Stock, $0.001 per share, consisting of 4.44 million (4,440,000) shares (the “Series B Preferred Stock Certificate of Designation). Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of common stock into which such share of Series B Preferred Stock could be converted, and except as otherwise required by applicable law, shall have the voting rights and power equal to the voting rights and powers of the common stock. The holders of the Series B Preferred Stock shall vote together with the holders of the common stock of the Company as a single class and as single voting group upon all matters required to be submitted to a class or series vote pursuant to the protective provisions of the Series B Preferred Stock Certificate of Designation or under applicable law. In the event of liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any common stock holders, distribution of any surplus funds equal to the greater of: the sum of $0.83 per share or such amount per share as would have been payable had all shares been converted to common stock.

The holder of Series B Preferred Stock may elect at any time to convert such sharers into common stock of the Company. Each share of Series B Preferred Stock is convertible into shares of common stock at a conversion rate of 2:1 (the “Conversion Rate”). The Series B Conversion Rate shall be adjusted for stock splits, stock combinations, stock dividends or similar recapitalizations. Under certain conditions, each share of Series B Preferred Stock shall automatically convert into shares of common stock at its then Series B Conversion Rate.

The holders of the Series B Preferred Stock shall be entitled to participate with the holders of the common stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of common stock) so that the holders of the Series B Preferred Stock shall receive with respect to each share of Series B Preferred Stock an amount equal to (x) the dividend payable with respect to each share of common stock multiplied by (y) the number of share of common stock into which such share of Series B Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of common stock and Series B Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the common stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series B Preferred Stock.

In addition to any other rights and restrictions provided by applicable law, without first obtaining the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, the Company shall not amend or repeal any provision of, add any provision to, the Company’s Articles of Incorporation or the Series B Preferred Stock Certificate of Designation if such action would adversely alter or change the preferences, rights, privileges or power of, or restrictions provided for the benefit of, the Series B Preferred Stock. Unless otherwise prohibited by applicable law, the Board of Directors of the Company shall have the authority to repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or Series B Preferred Stock Certificate of Designation if such action would not adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock.

F-34

As of September 30, 2019, and December 31, 2018, there were 4,440,000 shares of Series B Preferred Stock issued and outstanding.

Common Stock

The Company has 300,000,000 authorized shares of $0.001 common stock. As of September 30, 2019, and December 31, 2018, there are 13,250,133 and 9,650,133, respectively, shares of common stock outstanding.

During the nine months ended September 30, 2019, the Company sold 3,600,000 units, consisting of one share of common stock and one warrant to purchase a share of common stock. The Company sold 3,600,000 units at $0.25 to accredited investors. The Company received net proceeds of $971,500. The warrant has a three- year exercise term at a price per share of Common Stock of $0.50.

Common Stock to be issued

As of September 30, 2019, and December 31, 2018, there are 4,884,431 and 3,612,880 shares of common stock to be issued, respectively, 3,612,880 to MGH, pursuant to the License Agreement (see Note 8), as amended and 380,000 shares sold at $0.25 per share and not issued and 891,551 shares to be issued pursuant to a Stock Issuance and Release Agreements (the “SIR Agreements”) executed by the Company to shareholders who purchased shares in 2018 at $1.85 per share. The Company recorded a deemed dividend to shareholders of $160,479 for the shares to be issued under the SRI Agreements, at $0.18 per share, based upon the estimated underlying value of the common stock of $0.18 per share based upon shares of common stock sold by the Company during the nine months ended September 30, 2019.

Stock Options

The following table summarizes activities related to stock options of the Company for the nine months ended September 30, 2019, and the year ended December 31, 2018:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding and exercisable at December 31, 2017	2,716,500	$0.83	9.33	$-
Forfeited	(75,000)	$0.83	-	$-
Outstanding and exercisable at December 31, 2018	2,641,500	$0.83	8.33	$-
Granted	1,100,000	$0.25	10.0	$-
Forfeited	(1,291,500)	$0.83	-	$-
Outstanding at September 30, 2019	2,450,000	$0.57	8.42	$-
Exercisable at September 30, 2019	1,941,667	$0.66	8.12	$-

Pursuant to IAR Agreement disclosed in Note 3, all vested stock options to employees on the Effective Date were cancelled and one former director’s vested options were reduced from 1,440,000 to 600,000 shares.

F-35

Pursuant to the 2019 stock option grant agreements, 600,000 options vested immediately on the date of grant. The remaining options vest ratably over three years. The Company recorded stock compensation expense of $113,241 and $0 during the nine months ended September 30, 2019 and 2018, respectively, on the vested options. As of September 30, 2019, $59,483 of stock compensation expense remains unrecognized and will be expensed over a weighted average period of 1.77 years on the date of the grant, the Company determined the fair value of the options using a closed-form Black-Scholes pricing model and the following assumptions:

Expected dividends	-0-
Expected volatility	94%
Expected term	6 years
Risk free interest	1.91%

Warrants

The following table summarizes activities related to warrants of the Company for the nine months ended September 30, 2019 and the year ended December 31, 2018:

	Number of Warrants	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)
Outstanding at January 1, 2018	-	-	-
Granted	86,725	$1.85	3.0
Outstanding and exercisable at December 31, 2018	86,725	$1.85	2.29
Granted	4,060,000	$0.50	3.0
Outstanding and exercisable at September 30, 2019	4,146,725	$0.53	2.76

During the period ended September 30, 2019, the Company issued 4,060,000 warrants to purchase shares of common stock. in conjunction with a private placement. Of these warrants, 3,980,000 were issued to purchasers of common stock in the private placement as disclosed above. The remaining 80,000 of warrants were issued as consideration for stock issuance costs incurring related to the private placement disclosed above. The fair value of the warrants was estimated to be approximately $5,300 which was recorded as reduction of the proceeds received in the private placement.

The fair value of warrants as of the issue date was based upon the following assumptions:

Expected dividends	-0-
Expected volatility	90.84%
Expected term	3 years
Risk free interest	2.2%

NOTE 9 – DISCONTINUED OPERATIONS

In April 2019, the Company’s board of directors approved the IAR Agreement (See Note 3), whereby the Company, in effect transferred a segment of their business and the related assets and liabilities to AEI, a related party. The transaction was completed on May 21, 2019.

ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the component’s results of operations have been reclassified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the assets and liabilities of this component are separately reported as “assets and liabilities held for disposal” as of December 31, 2018. The results of operations of this component, for all periods, are separately reported as “discontinued operations”. As disclosed in Note 4, the Company received a 20% equity interest in the form of preferred stock in AEI pursuant to the IAR Agreement. This equity interest has been accounted for as an equity method investment. The Company’s proportionate share of net income during the nine-month period ended September 30, 2019 was insignificant. There have been no transactions between the Company and AEI since the IAR Agreement.

F-36

A reconciliation of the major classes of line items constituting the loss from discontinued operations, net of income taxes as is presented in the Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2019, and 2018 are summarized below:

	Nine months ended September 30,
	2019	2018
Sales	$50,000	$-
Operating expenses:
Personnel costs	291,453	685,659
Travel expenses	20,892	10,418
Laboratory expenses	55,227	353,997
General and administrative expenses	58,215	196,513
Total operating expenses	425,787	1,246,587
Loss from discontinued operations	$(375,787)	$(1,246,587)

The following table presents the reconciliation of carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations in the unaudited condensed consolidated balance sheets at September 30, 2019 and December 31, 2018:

	2019	2018
Carrying amounts of major classes of assets included as part of assets held for disposal
Security deposits	$-	$38,247
Property and equipment, net	-	206,182
Total assets included in the assets held for disposal	$-	$244,429

Carrying amounts of major classes of liabilities included as part of liabilities held for disposal
Accounts payable and accrued expenses	$-	$56,552
Payable to related party	-	189,922
Accrued salaries, related parties	-	277,083
Advances payable, related parties	-	176,492
Total liabilities included in the liabilities held for disposal	$-	$700,049

Further details regarding certain of the assets and liabilities held for disposal are presented below.

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Property and equipment

The Company’s property and equipment consisted of the following at September 30, 2019, and December 31, 2018:

	September 30, 2019	December 31, 2018
Medical equipment	$539,148	$539,148
Furniture and fixtures	77,874	77,874
Accumulated depreciation	(441,204)	(410,840)
Transferred to AEI, net (Note 3)	(175,818)	-
	$-	$206,182

Depreciation expense of $30,364 and $96,864 was recorded for the period from January 1, 2019 to the execution of the IAR Agreement (Note 3) and the nine months ended September 30, 2018, respectively, and is included in the net loss from discontinued operations on the unaudited condensed consolidated statement of operations. During the nine months ended September 30, 2019, all property and equipment held by the Company was transferred to a related party pursuant to an IAR (see Note 3).

Payable to Related Party

The Company receives services, on an as needed basis, from an entity related through common ownership. Further, the Company’s Chief Financial Officer (“CFO)” is also the CFO of the related entity and a former member of the Company’s board is the Chief Executive Officer (“CEO”) of the related entity. These advances bear no interest and have no specific repayment terms. A summary of the activity for Payable to related party for the period from January 1, 2019 to the execution of the IAR Agreement (Note 3) and for the year ended December 31, 2018, is as follows:

	September 30, 2019	December 31, 2018
Beginning Balance	$189,922	$523,187
Advances	-	212,366
Repayments of advances	-	(545,631)
Transferred to AEI (Note 3)	(189,922)	-
Ending Balance	$-	$189,922

Accrued Salaries, Related Parties

A summary of accrued salaries to the Company’s former CEO and CFO for the period from January 1, 2019 to the execution of the IAR Agreement (Note 3), and year ended December 31, 2018, is as follows:

	CEO	CFO	Total
January 1, 2019, balance	$175,000	$102,083	$277,083
Accrued salaries	75,000	43,750	118,750
Transferred to AEI (Note 3)	(250,000)	(145,833)	(395,833)
September 30, 2019, balance	$-	$-	$-

	CEO	CFO	Total
January 1, 2018, balance	$-	$-	$-
Accrued salaries	175,000	102,083	277,083
December 31, 2018, balance	$175,000	$102,083	$277,083

Advances payable, related parties

The Company’s former CEO, CFO and a shareholder of the Company have made advances to the Company on an as needed basis. These advances bear no interest and have no specific repayment terms.

A summary of the activity related to these advances for the period from January 1, 2019 to the execution of the IAR Agreement (Note 3), and year ended December 31, 2018 is as follows.

	September 30, 2019	December 31, 2018
Beginning Balance	$176,492	$-
Advances	183,700	767,374
Repayments of advances	(7,100)	(590,882)
Transferred to AEI (Note 3)	(353,092)	-
	$-	$176,492

NOTE 10 – SUBSEQUENT EVENTS

As of the date of these unaudited condensed consolidated financial statements, 4,233,150 of common stock shares presented as to be issued as of September 30, 2019 have been issued.

The Company has evaluated subsequent events through the date the unaudited condensed consolidated financial statements were issued. The Company has determined that there are no such events that warrant disclosure or recognition in the unaudited condensed consolidated financial statements.

F-38

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VICAPSYS LIFE SCIENCES, INC.

Date: March 20, 2020	By:	/s/ Frances Toneguzzo
Frances Toneguzzo
Chief Executive Officer and Director (Principal Executive Officer)

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